Post-Qualification Offering Circular Amendment No. 1

File No. 024-11454

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

OFFERING CIRCULAR AS OF

 MARCH 11, 2022, SUBJECT TO COMPLETION

TROPICAL RACING, INC.

 5,880,000 Units Consisting of

One Class A Common Share and One Common Share Purchase Warrant

5,880,000 Class A Common Shares and 5,880,000 Warrants Contained in the Units

5,880,000 Class A Common Shares Underlying the Warrants

1740 Grassy Springs Road

Versailles, Kentucky 40383

(561) 513-8767

www.tropicalracing.com

Tropical Racing, Inc., a Florida corporation (the “Company”, “we”, or “our”) is offering up to 5,880,000 units (the “Units”) consisting of 5,880,000 shares of our Class A common stock, par value $.0001 per share (the “Class A Common Stock”, each share, a “Class A Share” and, together, the “Class A Shares”) and 5,880,000 Warrants (as defined below) and offering up to 5,880,000 Class A Shares underlying the Warrants (the “Maximum Amount”) of the Company, to be sold in this offering (the “Offering”). Each Unit offered at a purchase price of $3.50 per Unit is comprised of one Class A Share and one Class A Common Share purchase warrant (each whole warrant, a “Warrant” and collectively, the “Warrants”) to purchase one additional Class A Share (a “Warrant Share”). One Warrant is required to purchase one additional Warrant Share at an exercise price of $5.00 per Warrant, subject to certain adjustments. The Warrants are exercisable immediately and terminating on the date that is the eighteen (18) month anniversary of the issuance of the Warrant (the “Closing Date”). See “Securities Being Offered” for a discussion of certain items required by Item 14 of Part II of Form 1-A. The Units are being offered on a “best efforts” basis. All dollar amounts are expressed in United States currency, unless otherwise indicated.

As of March 4, 2022, the Company has raised $10,551,982 in gross proceeds, prior to commissions, through the issuance of 3,014,852 Units with a holdback of $352,246 and pending transactions of $142,878. The Company may consider increasing its price per Unit at a later date.

This Post-Qualification Offering Circular Amendment No. 1 (this “PQA”) amends the Form 1-A Offering Statement of the Company, originally qualified March 10, 2021.   Under our ongoing Offering, we have received aggregate investment commitments totaling approximately $11.0 million in gross proceeds through March 4, 2022. This includes completed sales of $10,551,982  and investment commitments still in process of $495,124. Such investment commitments are awaiting completion of receipt or processing and there are no guarantees all funding commitments will ultimately be realized as gross proceeds.

We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer (“Dalmore”), to provide broker-dealer services in connection with this Offering. This Offering will terminate on the earlier of (i) March 10, 2023, (ii) the date on which the Maximum Amount is sold, or (iii) when the Board of Directors of the Company (the “Board”) elects to terminate the offering (in each such case, the “Termination Date”). There is no escrow established for this Offering, although the Company reserves the right to establish an escrow and engage an escrow agent in its discretion. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Amount or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, Offering expenses, working capital and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering circular (the “Offering Circular”). The minimum investment amount from an investor is $1,050 for the purchase of 300 Units; however, we expressly reserve the right to waive this minimum in the sole discretion of our management at any time. We expect to commence the sale of the Units as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in the Units involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Units.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY UNITS OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE UNITS ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE UNITS OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Underwriting Discount and Commissions	Proceeds to the Company(2)	Proceeds to Other Persons
Units, each consisting of	$3.50	(1)	$3.46	None
One Class A Share	-
One Warrant	-
Class A Shares underlying Warrants	$5.00	-	$5.00	None
Total(3)	$49,980,000	(1)	$49,774,200	None

(1)

The minimum investment amount for each subscription is 300 Units or $1,050. The Offering may be made, in management’s discretion, directly to investors by the management of the Company on a “best efforts” basis, except in any jurisdictions where the Company is not permitted to make direct selling efforts to prospective investors. We reserve the right to offer the Units through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). The Company has engaged Dalmore to provide broker-dealer services and has agreed to pay a fee equal to one hundred (100) basis points on the aggregate amount raised by the Company from investors from the sale of the Units (excluding proceeds from the exercise of Warrants). This will only start after FINRA Corporate Finance issues a No Objection Letter for the Offering. The Company will pay a one-time set up fee of $5,000 and a consulting fee of $20,000 payable once FINRA issues a No Objection Letter and the Company receives SEC Qualification.

(2)

The amounts shown in the “Proceeds to the Company” column are before deducting organization and Offering costs to be borne by the Company, estimated to be approximately $1,500,000, including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units. (See “Use of Proceeds to Issuer” and “Plan of Distribution and Selling Securityholders.”)

(3)

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Units are only being issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment.

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

Sale of the Units will commence following qualification of this PQA on approximately ____________ , 2022.

The Company is following the “Offering Circular” format of disclosure under Regulation A+.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of the Offering Statement that we filed with the SEC using a continuous offering process. Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that such data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on this data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Tropical Racing, Inc., a Florida corporation.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These include, among other things, the following factors:

Risks Related to our Business and Industry

•	We are an early-stage company with limited operating history and may never be profitable.

•

Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

•	We may face litigation in the future.

•	We have entered into transactions with related parties in the past and have an outstanding related-party liability with the Company’s President, Troy Levy for accrued unpaid salary.

•	The Company and our Principal Executive Officer entered into a Stipulation for Consent Order with the State of Colorado.

•	There is substantial doubt about our ability to continue as a going concern.

•	There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

•	Our inability to retain management and key employees could impair the future success of the Company.

•	A significant growth in the number of personnel would place a strain upon the Company’s management and resources.

•	There is no assurance that the Company’s insurance coverage will be sufficient to cover all claims to which the Company may become subject.

•

There can be no assurances that the value of the racehorse (whether it is a Thoroughbred, Quarter Horse or Standardbred) which is owned by the Company will not decrease in the future which may have an adverse impact on the Company’s activities and financial position.

•	The cost of racing is unpredictable and speculative and may negatively impact the Company’s ability to generate revenue.

•	If a horse is unsuccessful in racing, becomes sick or injured, its value will be adversely affected which may have a negative impact of the Company’s valuation and revenue.

•	Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company’s business.

•	The Company may not purchase insurance on its horse which could require Company resources to be spent to cover any losses from the death or injury of a horse.

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•	A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company’s operations.

•

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company’s activities business.

•	Investors may only own a minority interest in underlying assets and as a result may not have sufficient control regarding the training or racing of the horse(s).

•	Market shortages may impact the ability of the Company to generate revenue.

•	The Company has no current intention of paying dividend payments, as revenues are irregular, seasonal, and unpredictable.

•	The Company may not raise enough funds or have enough money to purchase the best blood-line champion horses to generate purses.

•	The Company invested in a play to earn company, Game of Silks, and if the business plan is not successfully executed, we may lose our initial investment.

Risks Related to the Units and this Offering

•	An investment in our Company is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

•	There is no public trading market for shares of our Class A Common Stock.

•	Prospective investors must undertake their own due diligence regarding our Company.

•	We are dependent upon the proceeds of this Offering to provide funds to develop our business.

•	You will experience further dilution if we issue additional equity securities in future fundraising transactions.

•	Possible changes in federal tax laws may affect your investment.

•	Our management team has full discretion as to the use of proceeds from this Offering.

•	There may be state law restrictions on an investor’s ability to sell the Units offered hereby.

•	You will not have the ability to actively influence the day-to-day management of our business and affairs.

•	Shareholders’ voting rights provide limited ability to control the Company.

•

Funds from purchasers accompanying subscriptions for the Units will not accrue interest prior to admission of the subscriber as a shareholder in the Company, if it occurs, in respect of such subscriptions.

•	Provisions of our Amended and Restated Articles of Incorporation and Bylaws may delay or prevent a takeover which may not be in the best interests of our shareholders.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Units. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” above.

Company Information

The Company was incorporated on March 31, 2017 in the State of Florida and was authorized to do business in the State of Kentucky on February 19, 2019.

The Company’s principal office is located at 1740 Grassy Springs Road, Versailles, Kentucky 40383. The Company’s telephone number is +1 (561) 513-8767 and website address is https://www.tropicalracing.com/. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

As of the date of this Offering Circular, the Company has (i) 51,523,404 shares of Class A Common Stock outstanding; (ii) 10,000,000 shares of Class B common stock of the Company (the “Class B Common Stock”, each share, a Class B Share”) outstanding; and (iii) no shares of preferred stock of the Company (“Preferred Stock”) outstanding.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and limited revenues to date.  Our revenue was $316,949 for the year ended December 31, 2020, as compared to $90,167 for the year ended December 31, 2019, and we incurred net losses of $(1,641,186) for the year ended December 31, 2020, as compared to $(1,635,867) for year ended December 31, 2019.  In addition, our revenue for the six-month period ending June 30, 2021 was $133,416, as compared to $103,480 for the six-month period ending June 30, 2020, and we incurred net losses of $(1,712,772) for the six-month period ending June 30, 2021 was, as compared to $(530,632) for the six-month period ending June 30, 2020.

Our future expenditures and capital requirements will depend on numerous factors, including the success of this Offering, funds received from our recent Regulation Crowdfunding campaign and the progress and ability to win races by our racehorses and syndication efforts.

Recent Developments

On February 9, 2022, the Company paid cash and executed its lease option for the purchase of Circle 8 Ranch for $2,955,125.

The Company invested $1,000,000 in a play to earn company called Game of Silks, Inc. (“Game of Silks”) resulting in an ownership of 46.3%.

Intercorporate Relationships

The Company has one active wholly-owned subsidiary, Circle 8 Ranch Corp. (“Circle 8 Ranch”), a corporation organized under the State of Florida on or about March 9, 2019. Certain subsidiaries of the Company are inactive and have been or will be dissolved.

Description of Business

The Company is a thoroughbred horse racing company, cultivating and promoting growth of the Company’s assets with resources in every face of the thoroughbred racing industry. The Company operates its business primarily through three functions: (i) horse ownership syndication; (ii) horse training, breeding and racing; and (iii) pinhooking.

Horse Ownership Syndication

In a horse ownership syndication, a group of people come together to purchase ownership in a promising horse for racing or breeding purposes. Rather than one person purchasing one horse, the Company offers group partnerships where investors can purchase a percentage of one horse or a group of horses, thereby spreading the financial risks and expenses amongst all the partners.

Horse Racing

The Company has a proven track record of horse training, breeding and expert selections in thoroughbred race horses, as set forth in greater detail in “Description of Business—Our Business.” Our thoroughbreds race primarily in Florida, and we have also participated in races in California, New York, New Jersey and Kentucky.

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Pinhooking

A part of our business model involves pinhooking.  Pinhooking is the business of purchasing young horses at one stage of their lives and then reselling them for a higher price at a different stage of their lives.

Current Inventory

The horses noted below are owned by the Company as of the date of this Offering Circular. More information concerning the stallion, dam, and dam sire for each respective horse is detailed in “Description of Business—Our Business.”

	Name	State – Bred	Birth Year	Type
1	Angry Dragon	Kentucky	2008	Broodmare
2	Red Baroness	Kentucky	2008	Broodmare
3	Celtic Moonlight	Florida	2014	Broodmare
4	Dura Cuire	Kentucky	2017	Broodmare
5	Time for Harlan	Kentucky	2011	Broodmare
6	Longstocking	Pennsylvania	2012	Broodmare
7	Precocious Miss	Florida	2016	Broodmare
8	Schmiss	Kentucky	2014	Broodmare
9	Blue Whale	Kentucky	2015	Broodmare
10	Countless Fun	Kentucky	2017	Broodmare
11	Istan Again	Kentucky	2016	Broodmare
12	Rosy Scenario	Kentucky	2017	Broodmare
13	More Royalty	Florida	2013	Broodmare
14	Dreaming As Always	Kentucky	2011	Broodmare
15	Dream Spinner	Kentucky	2016	Broodmare
16	Tizemotionalgold	Kentucky	2017	Broodmare
17	WINY	Chile	2016	Broodmare
18	Yafa	Florida	2018	Broodmare
19	Regal Serenade	Illinois	2015	Broodmare
20	Shesomajestic	Kentucky	2016	Broodmare
21	Chips and Salsa	Florida	2018	Broodmare
22	2022 Dreaming as always	Kentucky	2022	Weanlings
23	2022 Schmiss	Kentucky	2022	Weanlings
24	2022 Precocious Miss	Kentucky	2022	Weanlings
25	2022 Longstocking	Kentucky	2022	Weanlings
26	2022 Rosy Scenario	Kentucky	2022	Weanlings
27	2022 Regal Serenade	Kentucky	2022	Weanlings
28	2022 five star factor	Kentucky	2022	Weanlings
29	2022 do the dance	Kentucky	2022	Weanlings
30	2022 hot n hectic	Kentucky	2022	Weanlings
31	2022 out of danger	Kentucky	2022	Weanlings
32	2022 pledge mom	Kentucky	2022	Weanlings
33	2022 Sara Sara	Kentucky	2022	Weanlings
34	2022 Agent Romanoff	Kentucky	2022	Weanlings
35	2022 Up for grabs	Kentucky	2022	Weanlings
36	2021 Saudia	Kentucky	2021	Yearlings
37	2021 Castellani	Kentucky	2021	Yearlings
38	2021 Quite A nightmare	California	2021	Yearlings
39	2021 Precocious Miss	Kentucky	2021	Yearlings
40	2021 Rosy Scenario	Kentucky	2021	Yearlings
41	2021 Dreaming as Always	Kentucky	2021	Yearlings
42	2021 Schmiss	Kentucky	2021	Yearlings
43	2021 Blue Whale	Kentucky	2021	Yearlings
44	My name is Dragon	Kentucky	2021	Yearlings
45	2021 Red Baroness	Kentucky	2021	Yearlings
46	2021 Istan Again	Kentucky	2021	Yearlings
47	Brooklyns Finest	Kentucky	2020	Two Year Old
48	Xtrasaucewelldone	Kentucky	2020	Two Year Old
49	Dragons Back	Kentucky	2020	Two Year Old
50	Razzaliuna	Kentucky	2020	Two Year Old
51	Raceday Filly 2020	Kentucky	2020	Two Year Old
52	California Gigi	Kentucky	2019	Three Year Old
53	Imoto	Florida	2019	Three Year Old
54	Madelyns Heat	Kentucky	2019	Three Year Old
55	Mount Rundle	Kentucky	2019	Three Year Old
56	Roughly A Diamond	Kentucky	2019	Three Year Old
57	Suegaar	Florida	2019	Three Year Old
58	Volaize	Kentucky	2019	Three Year Old
59	Always Above	Kentucky	2018	Four Year Old
60	Bonheur	Kentucky	2018	Four Year Old
61	My man flint	Kentucky	2018	Four Year Old
62	Toretto	Kentucky	2018	Four Year Old
63	Aizu	Florida	2017	Five Year Old
64	Saving Sophie	Kentucky	2018	Six Year Old

Description of Property

The Company operates its thoroughbred horse racing business out of the State of Florida leasing an executive box at Gulfstream Park racetrack located at 901 South Federal Highway in Hallandale Beach, Florida and the State of Kentucky at the Circle 8 ranch located at 1740 Grassy Springs Rd, Versailles, KY 40383. See “Description of Property.”

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Competition

Horse racing competes against all other forms of entertainment such as professional football, baseball, hockey, soccer, basketball, other gaming, and outdoor activities. According to an IBISWorld Industry Report (Horse Racing Tracks), these indirect competitors may pull much of the available time and money from this sport. Additionally, the horse racing industry is subject to competition from other gambling activities, including electronic gaming, sports betting and arbitrage betting.

Nonetheless, the thoroughbred horse racing industry maintains a base of loyal customers. Such customers not only recognize the financial potential of racehorse investing but also the lifestyle investment involved in the fast-paced and exciting world of thoroughbred horse racing.

Risks Related to Our Business and Industry

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others:

•	Our limited operating history and history of losses;

•	Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•	Our ability to continue as a going concern;

•	Our ability to raise sufficient capital and the availability of future financing;

•	Our ability to raise enough funds to purchase the best blood-line champion horses to generate purses;

•	Our horses decreasing in value if such horses are unsuccessful in racing, become sick or injured; and

•	Our industry could be subjected to restrictive regulation or banned entirely.

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REGULATION A+

We are offering the Units pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semi-annual, and current event reports with the SEC.

THE OFFERING

Issuer:	Tropical Racing, Inc., a Florida corporation.

Units Offered:

A maximum of 5,880,000 units (the “Units”), each Unit being comprised of one Class A Share (each, a “Class A Share”) and one Class A common share purchase warrant (each, a “Warrant”), with each Warrant entitling the holder thereof to purchase one additional Class A Share (each, a “Warrant Share”) at a price of $3.50 per Unit.

One whole Warrant is required to purchase one additional Class A Share at an exercise price of $5.00 per Warrant, subject to certain adjustments. The minimum investment amount for each subscription is 300 Units or $1,050, which minimum may be waived in our discretion.

Warrant Shares Offered:

A maximum of 5,880,000 Warrant Shares at an exercise price of $5.00 per Warrant Share, subject to customary adjustments. The Warrants are exercisable immediately and terminating on the date that is the eighteen (18) month anniversary of the issuance of the Warrant.

Number of Class A Shares Outstanding before the Offering(1):	48,195,443 Class A Shares.

Number of Class A Shares to be Outstanding after the Offering(1):	59,955,443 Class A Shares if all our Units are sold and all our Warrants are exercised in full and the maximum Warrant Shares are sold and issued.

Price per Unit:	$3.50

Price per Warrant Share:	$5.00

Maximum Amount:

5,880,000 Units, at an offering price of $3.50 per Unit, for total gross proceeds of $49,980,0000 (including the exercise of the Warrants in full to purchase 5,880,000 Warrant Shares with at exercise price of $5.00 per Warrant Share).

Use of Proceeds:

If we sell all of the 5,880,000 Units being offered, our net proceeds (after estimated Offering expenses of $1,075,800) will be approximately $48,904,200. To date, we have used a portion of these net proceeds to purchase the Circle 8 ranch and invest in Game of Silks.  We will use the proceeds from the remaining unsold Units to purchase our neighboring farm or other ranches, make capital improvements to the Circle 8 ranch, acquire racehorses, pay stud fees, invest in stallion shares, purchase ranch equipment, upgrade our barn operations, increase our branding and marketing efforts, make office systems upgrades, pay increased operational horse and ranch expenses, and such other purposes described in “Use of Proceeds to Issuer” section of this Offering Circular.

Risk Factors:	Investing in the Units involves a high degree of risk. See “Risk Factors.”

(1)

In addition, there are 5,500,000 Class A Shares reserved for issuance under our 2020 Equity Incentive Plan of which no Class A Shares are currently issuable. There are no outstanding grants under the Plan.

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RISK FACTORS

An investment in the Units involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our Class A Shares could decline, and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to our Business and Industry

We are an early-stage company with limited operating history and may never become profitable.

The Company has incurred net losses from the inception of its business until the date of this Offering Circular. The Company’s net loss was $(1,641,186) for the year ended December 31, 2020, as compared to $(1,635,867) for year ended December 31, 2019. The Company cannot assure that it can become profitable or avoid net losses in the future or that there will not be any earnings or revenue declines for any future quarterly or other periods. The Company expects that its operating expenses will increase as it grows its business, including expending substantial resources for research and development and marketing. As a result, any decrease or delay in generating revenues could result in material operating losses.

Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

Our operations could be subject to unpredictable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions, for which we are predominantly self-insured. We do not carry insurance for all categories of risk that our business may encounter. The occurrence of any of these business disruptions could seriously harm our operations and financial condition, and increase our costs and expenses.

COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. The ultimate impact on us and our significant suppliers and manufacturers is unknown, but our operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows.

The Company plan to adhere to all Center of Disease Control guidelines and will test, operate in a socially distant manner and limit large gatherings. Most of the operations and activities of the Company are outdoors and therefore pose lesser risk of contracting the virus.

We may face litigation in the future.

We may be involved in litigation in the future. The adverse resolution of such litigation to us could impair our ability to continue in business if judgment holders were to seek to liquidate our business through levy and execution. We may incur substantial legal fees and costs in connection with future litigation, if any. If we fail in our defense to future actions, if any, or become subject to a levy and execution on our assets and business, we could be forced to liquidate or to file for bankruptcy and be unable to continue in our business. There is also a risk that we could face litigation and regulatory claims that could have a material adverse effect on our financial condition, operating results, and business.

13

The Company and our Principal Executive Officer entered into a Stipulation for Consent Order with the State of Colorado.

The Company and our Principal Executive Officer, Troy Levy (the “Respondents”), entered into a Stipulation for Consent Order, Case No. 2019 CDS-035, on November 27, 2019 (the “Order”) in lieu of a hearing, following receipt of a subpoena duces tecum from the Colorado Division of Securities. The Order recited that the Commissioner had reviewed allegations of the staff of the Securities Commissioner of Colorado which had alleged unregistered securities of the Company were sold by Respondents in the State of Colorado in violation of Section 11-51-301 of the C.R.S. which securities had not been determined to be exempt from registration requirements. As had been agreed by Respondents, the Order, in summary, required the Respondents to rescind a securities purchase transaction with a Colorado resident through payment in the amount of $6,049 for the Colorado investor’s securities, to not take any action or make a public statement denying or creating the impression that the Order lacked a factual basis, and to comply with the Colorado Securities Act with regard to all future offers and sales of securities covered by the Colorado Securities Act.

We have entered into transactions with related parties in the past and have an outstanding related-party liability with the Company’s President, Troy Levy for accrued unpaid salary.

We owe certain sums to our chief executive officer and president Troy Levy. At December 31, 2019 and 2020, the Company owed $212,518 and $358,070, respectively, to Mr. Levy, which quantities represent unpaid salary. Related party transactions, generally, carry potential risks for self-dealing and the possibility that transactions could be approved upon terms not considered “arms length” and could be considered too generous to the related party. We intend to adopt special procedures to address the approval of related party transactions including a special committee review process. However, because we are an emerging growth company with limited resources at this time, we have not yet adopted a conflict of interest policy or related party transaction policy for approval of interested party transactions. Investors may not agree with the terms of our related party transactions. See “Interest of Management and Others in Certain Transactions—Transactions with Related Persons”.

There is substantial doubt about our ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

The Company may not gain market acceptance from potential investors, potential horse sellers or service providers within the racehorse ownership/syndicate industry, including insurance companies, syndicate managers, training facilities or maintenance partners. This could result in an inability of the management team to operate the asset profitably. This could impact the issuance of further securities and acquisition of additional underlying assets by the Company. This would further inhibit market acceptance of the Company, and if the Company does not acquire any additional underlying assets, investors would not receive any benefits which arise from economies of scale (such as reduction in offering costs as a large number of interests in underlying assets may be listed on subsequent offering statements, group discounts on mortality insurance, and the ability to monetize its underlying assets).

Our inability to retain management and key employees could impair the future success of the Company.

The successful operation of the Company is in part dependent on the ability of the management team to source, acquire and manage the underlying assets. As the Company has only been in existence since March 2017 and is an early-stage startup company, it has no long-term operating history within the horse racing sector, which evidences its ability to find, acquire, manage and utilize the underlying assets.

The success of the Company will be highly dependent on the expertise and performance of the management team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the underlying assets. There can be no assurance that these individuals will continue to be associated with the management team. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the shareholders.

A significant growth in the number of personnel would place a strain upon the Company’s management and resources.

The Company may experience a period of significant growth in the number of personnel that will place a strain upon its management systems and resources. Its future will depend in part on the ability of its officers and other key employees to implement and improve financial and management controls, reporting systems and procedures on a timely basis and to expand, train, motivate and manage the workforce. The Company’s current and planned personnel, systems, procedures and controls may be inadequate to support its future operations.

14

There is no assurance that the Company’s insurance coverage will be sufficient to cover all claims to which the Company may become subject.

Although the Company believes that the events and amounts of liability covered by its insurance policies will be reasonable, taking into account the risks relevant to its business, there can be no assurance that such coverage will be available or sufficient to cover claims to which the Company may become subject. If insurance coverage is unavailable or insufficient to cover any such claims, the Company’s financial resources, results of operations and prospects could be adversely affected.

There can be no assurances that the value of the racehorse (whether it is a Thoroughbred, Quarter Horse or Standardbred) which is owned by the Company will not decrease in the future which may have an adverse impact on the Company’s activities and financial position.

The business of owning, training and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Company will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in the underlying asset which may be acquired and owned by the Company, will not decrease in the future or that the Company will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the horses which the Company may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for distribution.

The cost of racing is unpredictable and speculative and may negatively impact the Company’s ability to generate revenue.

Increases in operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals (all of which are subject to inflationary pressure and should be expected to increase), to an extent which cannot be matched by increases in revenue. The racehorse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of grooms, trainers, jockeys and other horse industry workers. Adverse weather and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse racing industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in racing, becomes sick or injured, its value will be adversely affected which may have a negative impact of the Company’s valuation and revenue.

Horse racing is extremely speculative and expensive. In the event that a horse in which the Company has an interest was to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of illness, injury or death increases significantly. A horse in which the Company has an interest must earn enough through racing to cover expenses of boarding and training. If a horse in which the Company has an interest is unsuccessful in racing, its value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in horse racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the horse in which the Company has an interest will be of such quality that they may compete in any races which offer purses of a size sufficient to cover the Company’s expenses.

15

Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company’s business.

The racing future of and/or market for the horses in which the Company has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in the underlying asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may prepare us to seek regulatory approval to race in certain jurisdictions.

The Company may not purchase insurance on its horse which could require Company resources to be spent to cover any losses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse which the Company has an interest will be insured. Mortality insurance insures against the death of a horse. Medical insurance covers possible risks of injury during racing or training. Liability insurance covers the risk that the horse in which the Company has an interest causes death, injury or damage to persons or property. Without insurance the Company is responsible for the cost of injury of veterinary expenses, surgery, and rehabilitation, or in the event of death, the Company will lose its investment in the horse. The payment of such liabilities may have a material adverse effect on our financial position.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company’s operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company has an interest to race at and then negativity impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company’s activities business.

Because horse racing is a sport as well as a business, industry practices and structures have developed which not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Investors may only own a minority interest in underlying assets and as a result may not have sufficient control regarding the training or racing of the horse(s).

The Company will not always own a majority interest in a particular horse. Therefore, despite its best efforts to build in oversight rights and major decision rights (such as the sale of the underlying asset) the Company may have minimal input with regard to the race selection and training of the horse(s). As a result, the Company may be dependent on the majority owners’ decisions as to when and where to race or show the horse and to its training regime. Additionally, there are situations in which a trainer or owner may have a conflict of interest which could negatively impact the ability of a horse to be placed in a particular race and given priority in workout times, jockeys or stabling.

Market shortages may impact the ability of the Company to generate revenue.

The Company will primarily engage in horse racing in the United States. The future success of these activities will depend upon the ability of the management team to purchase an interest in high-quality horses. The future success of these activities also depends upon whether the horse is being handled by highly skilled trainers and ridden by highly skilled jockeys. Because horse racing is an intensely competitive activity and the Company will be competing with a number of persons who have substantially greater experience and financial resources than Company to purchase interests in the best racehorses, there can be no assurance that the Company will be successful in the endeavors of pursuing certain racehorses. Further, once purchased, because the Company may have only a minority interest in such horse, the Company will have limited input into the training, handling, and management of the horse and therefore can make no assurances as to the success of the investment.

16

The Company will make dividend payments only in extraordinary circumstances, as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of the Company may be highly irregular and seasonal. While the management team will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. While the Company hopes to pay extraordinary dividends if appropriate under the circumstances, including if our purse revenues increase, you should be aware that the consequent variance in the amount or the timing of the Company’s dividends, if any, could pose particular risks for investors who seek regular scheduled dividend payments.

The Company may not raise enough funds or have enough money to purchase the best blood-line champion horses to generate purses.

The horseracing industry is highly competitive and speculative. Horseracing in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the business of horseracing for many years and have substantially greater financial resources than Company. The Company will be competing in its racing and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of the underlying assets but, by the same token, Company has little influence and may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the underlying assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign investors, federal income tax treatment of the racing industry and the size of racing purses.

Risks Related to the Units and this Offering

An investment in our Company is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that investors will realize a return on their investments in us. For this reason, each prospective investor for our Company should carefully read these Risk Factors. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Company.

The offering price of $3.50 per Unit has been arbitrarily determined by us and does not necessarily bear any relationship to our assets, net worth, operations or any other generally recognized criteria of value. An investment in our company is highly speculative and the Units should not be purchased by anyone who cannot bear the financial risks of this investment for an indefinite period of time and who cannot afford the loss of his or her entire investment.

There is no public trading market for our shares of Class A Shares.

There is currently no public trading market for our Company, and we cannot guarantee that any such market will ever develop. If an active public trading market for our shares of Class A Common Stock does not develop or is not sustained, it may be difficult or impossible for you to resell your shares of our Class A Common Stock at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares of our Class A Common Stock.

17

We are dependent upon the proceeds of this Offering to provide funds to develop our business. There are no assurances we will raise sufficient capital to enable us to develop our business.

We are dependent upon the proceeds from this Offering to provide funds for the development of our business. If we sell less than all of the Units offered hereby, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any revenues may be adversely affected. While this Offering seeks to raise a portion of the capital we will need, there are no assurances we will generate the financing needed to complete our business objectives. Even if we sell all of the Units offered hereby, we cannot guarantee prospective investors that we will ever generate any significant revenues or report profitable operations, or that our revenues will not decline in future periods. We do not have any firm commitments to provide capital, and we anticipate that we will have certain difficulties raising capital given the development stage of our Company and the lack of a public market for our securities. Accordingly, we cannot assure you that additional working capital as needed will be available to us upon terms acceptable to us. If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations. In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our Company.

You will experience further dilution if we issue additional equity securities in future fundraising transactions.

You will experience further dilution if we issue additional equity securities including without limitation preferred shares in future fundraising transactions. We may in the future offer additional shares of our Class A Common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this Offering. The price per share at which we sell additional shares of our Class A Common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this Offering and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

Possible changes in federal tax laws may affect your investment.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Our management team has full discretion as to the use of proceeds from this Offering.

We presently anticipate that the net proceeds from this Offering will be used for general real estate working capital, including corporate overhead, payments we are obligated to make for the and the maintenance of our real estate and equipment.  Proceeds from Units sold to date have been used, in part, for the purchase of Circle 8 Ranch and the investment in Game of Silks.   If the business plan for Game of Silks is not successfully executed, the Company may never generate any returns from the investment.

We reserve the right, however, to use the funds from this Offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities.

18

There may be state law restrictions on an investor’s ability to sell the Units offered hereby.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

You will not have the ability to actively influence the day-to-day management of our business and affairs.

Our management team has sole power and authority over the management of our Company. Furthermore, our management team may only be removed by the Board on which our principal executive officer, Troy Levy, sits.

You will not have an active role in our Company’s management, and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

Shareholders’ voting rights provide limited ability to control the Company and even if the Maximum Amount is raised our President and Chief Executive Officer will retain voting control of the Company.

The Board has the unilateral ability to amend the Bylaws in certain circumstances without the consent of the investors, and the investors only have limited voting rights in respect of our shares of Class A Common Stock. Investors will therefore be subject to any amendments the management team makes (if any) to the Bylaws and also any decision it takes in respect of the Company, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Although no shares of our Class B Common Stock are being sold in this Offering, investors should also be aware that a holder of shares of our Class B Common Stock is entitled to ten (10) votes for each share held by such holder of record. As of the date of this Offering Circular, we have issued 10,000,000 shares of our Class B Common Stock to Troy Levy, our President.

Funds from purchasers accompanying subscriptions for the Units will not accrue interest prior to admission of the subscriber as a shareholder in the Company, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Units will go into the Company’s general operating account or the account of the Company’s escrow agent, if any, pending approval of the investor. Purchasers will not have the use of such funds or receive interest thereon pending the Company’s due diligence and approval of each investor. No subscriptions will be accepted, and no Units will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the offering period. If we terminate the Offering prior to countersigning the subscription agreement and accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed investor.

Provisions of our Amended and Restated Articles of Incorporation and Bylaws may delay or prevent a takeover which may not be in the best interests of our shareholders.

Provisions of our Amended and Restated Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, including without limitation our dual class structure of Class A and Class B common stock, and also including when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders.

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DILUTION

The following table summarizes the differences between the total consideration and the weighted-average price per share of our Class A and Class B Common Stock paid by, on the one hand, officers, directors, and affiliates of the Company who have acquired shares of our Class A Common Stock prior to the date of this Offering Circular and, on the other hand, investors participating in this Offering, before deducting estimated Offering expenses of $1,500,000, assuming that the maximum gross proceeds from the Offering of $49,980,000 are raised and that the number of Units presented on the cover of the Offering Circular are sold. As of the date of this Offering Circular, an aggregate of 51,523,404 shares of our Class A Common Stock are issued and outstanding, 10,000,000 shares of our Class B Common Stock are issued and outstanding, and no shares of our Preferred Stock are issued and outstanding. In addition, there are 5,500,000 shares of our Class A Common Stock reserved for issuance under our 2020 Equity Incentive Plan, of which no shares of our Class A Common Stock are currently issuable and of which no grants are outstanding. Future awards could be issued at per share prices above or below the price per Share offered in this Offering.

The table below does not include any exercise of our outstanding 250,000 warrants to purchase Class A Common Stock or any awards under the 2020 Equity Incentive Plan.

	Securities Purchased		Total Consideration			Weighted-Average Price per share of our
	Number	Percentage	Amount		Percentage	Common Stock

Existing stockholders before this Offering	58,508,552	80%	$5,394,398		9.7%	$0.092
New investors in this Offering	11,760,000	16.0%	$49,980,000	(1)	74.9%	$4.250
Total	70,268,552	100.0%	$55,374,398		100.0%	$0.79

__________

(1)	Assumes the sale of 5,880,000 Units at $3.50 per Unit for gross proceeds of $49,980,000, assuming the exercise of all 5,880,000 Warrants at an exercise price of $5.00 per Warrant.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, research and development expenses, Offering expenses (estimated as $1,075,800 which include without limitation legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units), commissions, working capital, reimbursements, and other uses as more specifically set forth in “Use of Proceeds to Issuer.”

Our Offering will expire on the first to occur of (a) the sale of all 5,880,000 of our Units offered hereby, (b) March 10, 2023 or (c) when our Board elects to terminate the Offering.

There is no arrangement to address the possible effect of the Offering on the price of our Class A Common Stock.

We reserve the right to offer the Units through broker-dealers who are registered with FINRA. The Company has engaged Dalmore Group, LLC (“Dalmore”), a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA, to provide broker-dealer services in connection with this Offering. Dalmore’s services include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these services, the Company has agreed to pay Dalmore a one-time payment for out of pocket expenses of $5,000, plus a fee equal to one hundred (100) basis points on the aggregate amount raised by the Company from the sale of the Units (excluding proceeds from the exercise of Warrants), as described in the Broker-Dealer Agreement between the Company and Dalmore. This will only start after FINRA Corporate Finance issues a No Objection Letter for the Offering. The Company has authorized Dalmore to deduct the fee directly from Dalmore’s third party escrow or payment account. The Company has also engaged Dalmore as a consultant to provide ongoing general consulting services relating to the Offering such as coordination with third party vendors and general guidance with respect to the Offering. The Client has agreed to pay a one-time consulting fee of $20,000 which will be due and payable immediately after FINRA issues a No Objection Letter and the Client receives SEC Qualification.

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers or directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers or directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

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USE OF PROCEEDS TO ISSUER

If the Maximum Amount is sold in this Offering, the maximum gross proceeds from the sale of our Units in this Offering will be $49,980,000. The net proceeds from the total Maximum Amount are expected to be approximately $48,904,200, after the payment of offering costs (including filing fees and legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expect from time to time to evaluate the acquisition of businesses, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Units in this Offering, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Circle 8 Ranch Purchase	$1,500,000	$1,125,000	$750,000	$375,000
Ranch – Increased Land	$7,500,000	$5,625,000	$3,750,000	$1,875,000
Ranch – Capital Improvements	$2,500,000	$1,875,000	$1,250,000	$625,000
Horse Acquisitions	$16,980,000	$12,735,000	$8,490,000	$4,245,000
Horse Breeding – Stud Fees	$3,000,000	$2,250,000	$1,500,000	$750,000
Horse Investment – Stallion Shares	$8,000,000	$6,000,000	$4,000,000	$2,000,000
Ranch Equipment – Tractor and Eurosizer	$1,500,000	$1,125,000	$750,000	$375,000
Barn and Track – Capital Improvements	$4,000,000	$3,000,000	$2,000,000	$1,000,000
Increased Branding & Marketing Efforts	$2,000,000	$1,500,000	$1,000,000	$500,000
Office Systems and Upgrades Costs	$500,000	$375,000	$250,000	$125,000
Increased Operational Horse and Ranch Expenses	$2,500,000	$1,875,000	$1,250,000	$625,000
TOTAL	$49,980,000	$37,485,000	$24,990,000	$12,495,000

We began our operations in March 2017 and have a very limited operating history. Our net loss was $(1,641,186) for the year ended December 31, 2020, as compared to $(1,635,867) for year ended December 31, 2019. Our plan of operations for the next few years includes (i) potentially purchasing our neighboring farm or other ranches; (ii) making capital improvements to the recently purchased Circle 8 ranch; (iii) acquiring racehorses for breeding, racing purposes and pinhooking; (iv) paying stud fees for purposes of horse breeding; (v) investing in stallion shares, which provides us with the ability to breed such popular stallions for life and participate in profits; (vi) purchasing ranch equipment, such as a tractor and Eurosizer; (vii) upgrading our barn operations; (viii) increasing our branding and marketing efforts; (ix) making office systems upgrades; and (x) paying increased operational horse and ranch expenses. We would require funds through this offering to meet these objectives.

The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” for more information regarding the risks associated with an investment in our Units.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its executive officers, as described under “Compensation of Directors and Executive Officers” below. The Company does not currently pay its directors cash compensation and does not expect to compensate them with the proceeds of the Offering. In addition, the Company reserves the right to use a portion of the proceeds from this Offering to repay the Company’s outstanding indebtedness.

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Our management has broad discretion and flexibility to use the net proceeds from this Offering for general corporate purposes, including, without limitation, acquisitions, repayment of debt and operating expenses, and other general working capital purposes.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We believe that if we raise the Maximum Amount in this Offering, we will have sufficient capital to finance our operations for at least the next three (3) years. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such three (3) period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and United States government securities. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DESCRIPTION OF BUSINESS

Overview

The Company is a thoroughbred horse racing company that cultivates and promotes growth of its assets with resources in every face of the thoroughbred racing industry. The Company operates its business primarily through three functions: (i) horse ownership syndication; (ii) horse training, breeding and horse racing; and (iii) pinhooking. See “Description of Business—Our Business.”

Company Information

The Company was incorporated on March 31, 2017 in the State of Florida and was authorized to do business in the State of Kentucky on February 19, 2019.

The Company’s principal office is located at 1740 Grassy Springs Road, Versailles, Kentucky 40383. The Company’s telephone number is +1 (561) 513-8767 and website address is https://www.tropicalracing.com/. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Pursuant to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), dated January 10, 2020, the Company is authorized to issue Two Hundred Fifty Million (250,000,000) shares which consist of the following: (i) Two Hundred Million (200,000,000) shares of Class A Common Stock; (ii) Twenty-Five Million (25,000,000) shares of Class B Common Stock; and (iii) Twenty-Five Million (25,000,000) shares of Preferred Stock. As of the date of this Offering Circular, the Company has (i) 48,195,443 shares of Class A Common Stock outstanding; (ii) 10,000,000 shares of Class B Common Stock of the Company outstanding; and (iii) no shares of Preferred Stock of the Company outstanding.

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Intercorporate Relationships

The Company has one active wholly-owned subsidiary, Circle 8 Ranch Corp. (“Circle 8 Ranch”), a corporation organized under the State of Florida on or about March 9, 2019. The Company’s horses are housed and trained at the Circle 8 ranch, a state-of-the-art facility located 15 minutes from Lexington, Kentucky.  The Circle 8 ranch was recently purchased from a portion of the proceeds of the Units sold to date. See “Description of Property.” Certain subsidiaries of the Company are inactive and have been or will be dissolved.

The following chart identifies the Company’s sole active wholly-owned subsidiary, its applicable governing jurisdiction and the percentage of the voting securities which are beneficially owned, or controlled or directed, directly or indirectly, by the Company:

Tropical Racing, Inc. (Florida)
100%
Circle 8 Ranch Corp. (Florida)

Recent Developments

Acquisition of Circle 8 Ranch

On April 1, 2019, the Company entered into a Lease and Purchase Option Agreement (the “Lease and Purchase Option Agreement”) with Grassy Springs, LLC, a Kentucky limited liability company, for the lease and purchase option of 200 acres of agricultural land located at 1740 Grassy Springs Road, Versailles, Kentucky 40383 (the “Circle 8 Ranch”). The Company paid $8,500 in monthly rent and made a cash payment of $100,000 as an option to purchase the farm for $2,945,000. The land includes several structures, including a farm house, out buildings, and a main barn with 23 stalls, tack rooms, wash stalls and lab area, in addition to executive offices. The residence on the land is 2,450 square feet of newly renovated living space. The buildings include an equipment barn, shop, and farm implement storage. The land also includes 14 plank fenced paddocks, 6 large fields, a 5/8-mile grass training track, and a pond situated on more than one acre.

On February 10, 2022, the Company executed the option under the Lease and Purchase Option Agreement, purchasing the Circle 8 Ranch for $2,945,000 to include both the real estate and equipment.

Acquisition of Ownership Interest in Game of Silks

On December 10, 2021, the Company announced by press release that it is a lead investor and strategic partner in newly-formed Game of Silks, Inc., a Delaware corporation.

Over the last year management believes the Company has made great strides expanding the Company’s foothold in the thoroughbred industry increasing potential revenue streams and asset bases in technology by acquiring an ownership interest in a Web 3.0 (metaverse) in a Play to Earn game called the Game of Silks. Through the Company’s multifaceted investment strategy in all aspects of the thoroughbred industry, Tropical Racing became a lead investor in Game of Silks – a pioneer derivative gaming platform that intends to leverage a blockchain-enabled metaverse to parallel the real world of thoroughbred horse racing.  The Silks metaverse will be powered by a play-to-earn (P2E) gaming economy where anyone can experience the thrill of owning racehorses and horse farms, while reaping valuable tokens through skilled gameplay and contributions to the ecosystem. The Silks community is expected to have the ability to acquire, collect, trade, and interact with digital assets that represent actual thoroughbred racehorses in the real world.  The Company also anticipates expanding into a Bloodstock division in the coming months which should provide the Company the opportunity to turn over inventory quicker and pinhook many horses through the partnership with consignors in major sales.

The Horse Racing Industry in the U.S.

The thoroughbred horse racing industry is a traditional, well established industry that maintains a base of loyal customers. Such customers not only recognize the financial potential of racehorse investing but also the lifestyle investment involved in the fast-paced and exciting world of thoroughbred horse racing.

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Economic Impact in the United States

As a large, economically diverse industry, the United States horse industry contributes significantly to the American economy. According to the American Horse Council Foundation 2017 National Economic Impact Study (the “American Horse Council Foundation Study”), the horse industry contributes approximately $50 billion in direct economic impact to the United States economy and has a direct employment impact of 988,394 jobs. Additionally, the horse racing industry itself contributes $38 billion in direct wages, salaries and benefits. From those direct effects, the horse industry’s contribution ripples out into other sectors of the economy. Adding these ripple effects results in an estimate of the total contribution of the horse industry to the U.S. economy of $122 billion, and a total employment impact of 1.7 million jobs. More specifically, the United States horse racing track market was valued at approximately $3.8 billion according to Statista 2020.

The Geographic Diversity in the Horse Industry

The horse industry reaches into the far corners of all 50 states. The industry impact is generated from the smallest of rural areas to the largest cities. Certain activities such as breeding, training and maintenance are traditionally conducted in more rural areas, while racetracks and horse shows have generally operated in more urban areas. There are an estimated 7.2 million horses in the United States, with an approximate 1,224,483 horses racing according to the American Horse Council Foundation Study. In addition, the top three states with the greatest number of horses are Texas (approximately 767,100 horses); California (approximately 534,500 horses); and Florida (approximately 387,100 horses).

Moreover, the equine industry in Kentucky is the number one producer of Thoroughbreds, with 30% of the national foaling total. According to the 2012 Kentucky Equine Survey, Kentucky is home to 242,400 horses and 35,000 horse farms. More than 1 million acres in Kentucky are devoted to equine use, and the total value of its horses and horse-related assets (land, buildings, equipment, etc.) is estimated at $23.4 billion. In-state horse operations also spend more than $1 billion annually, with 77 percent of that remaining in the Bluegrass. While Kentucky may not have more total horses than Texas, California, or Florida, Kentucky horse sales and income from horse-related operations bring more than $1 billion to the commonwealth each year. This is due to the large number of Thoroughbred horses bred, born, raised, and sold in Kentucky for a career in racing. Given its home base in Kentucky, the horse capital of the world, and ties to South Florida, the Company believes it offers a unique investment opportunity.

COVID-19 Pandemic

The COVID-19 pandemic has affected virtually every industry, profession and community around the world. Equestrian athletes largely have been unable to compete, train, or effectively do their jobs in the same way as those able to work remotely. Moreover, horses require care on a daily basis, including daily exercise.

The Company was unable to partake in the Keeneland 2020 Spring Race Meet, scheduled for April 2 -24, 2020, due to its cancellation based on health and safety concerns surrounding the outbreak of COVID-19. As a result, the Company transported certain of its horses back to Florida earlier than expected and did not transport certain of its horses from Florida to Kentucky as the Company would do under normal conditions. In addition, the Churchill Downs Racetrack postponed its meet three weeks later than it normally would take place in May, which caused the Company to adjust its horse shipping schedule. Nonetheless, the Company has hosted some of the earliest shows for equestrians in South Florida after restrictions began to lift from the COVID-19 pandemic shutdown. Moreover, management believes there has been no significant impact on the Company’s revenues due to the COVID-19 pandemic, as the well-being of the Company’s horses (including any breeding activities) has not been affected to date. Throughout the COVID-19 pandemic, the horses are receiving care on a daily basis and medical attention as needed. In addition, during the beginning of the COVID-19 pandemic, a few of the sales auctions in which we normally participate were cancelled. Nonetheless, sales companies have adapted by upgrading their online bidding systems to make it easier to purchase horses virtually, including adding videos of the horses online and making it more accessible for veterinarians to obtain x-rays and video scopes for potential purchases online. As a result, we have been able to acquire horses at the same anticipated rate as before the COVID-19 pandemic.

The majority of the Company’s tracks stayed open for training, and each individual track set its own protocols to protect individual workers. Such tracks limited or did not allow non-essential workers or patrons in certain locations. Further, the Company ensured that anyone who had a fever or experienced any symptoms, including diarrhea, cough, runny nose, or headache, did not come onto Company property.

Our Business

The Company offers affordable partnerships into the “Sport of Kings” for people who want to get involved in the fast-paced and exciting world of thoroughbred horse racing. The Company operates its business primarily through three revenue streams: (i) horse ownership syndication; (ii) horse training, breeding and horse racing; and (iii) pinhooking. Each of these revenue streams are discussed below.

Horse Ownership Syndication

Many horse enthusiasts would like to say that they bred the winner of the big race. Owning a racehorse winner and, especially, breeding and raising one, is a passion – a compelling and expensive goal. In the past, the door to ownership was only opened for those of substantial wealth, as the costs of purchasing a racehorse, as well as maintenance, training, feeding, veterinary care, and travel costs are expensive. What was once out-of-reach for many due to the financial obligations of buying a racehorse and maintaining that horse, has now become attainable with the cost-sharing offered by a partnership. Rather than one person purchasing one horse, the Company offers group partnerships where investors can purchase a percentage of one horse or a group of horses, thereby spreading the financial risks and expenses amongst all the partners.

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The Company’s management team also operates in a different manner than most traditional partnership groups. As a for profit business, the Company is not hesitant to move a non-producing horse to a new home or reinvest in a potential future prospect if the opportunity arises.

To ensure that every ownership experience is positive and that each investor reinvests and expands their racehorse ownership, the Company only sells a percentage of a horse when there is a fair value for its partners. Partnership groups of individual horses, as well as fractional ownership groups of 3 and 4-horse packages, are offered based on individual budgets, goals and the particularized needs of the investor.

The Company focuses not only on its partners individually, but also on making sure everyone is involved on strategy, communication, and industry news via email updates, phone calls, and meetings. The Company prides itself on delivering personal service and strives to build personal relationships. Partners are part of the Circle 8 Ranch team and, as a team, works together with the Company to choose the best career path for the horses by listening to input from trainers and veterinaries, as well as feedback from riders.

Horse Racing

The Company has a proven track record of horse training, breeding and expert selections in thoroughbred race horses. Our thoroughbreds race primarily in Florida, and we have also participated in races in California, New York, New Jersey and Kentucky. The following are just a few of the most recent, notable wins for the Company.

•	Toretto- Homebred out of one of Tropical’s Foundation mare’s Angry Dragon Broke his maiden on September 26 2021 1st Place – IN a Maiden Special Weight with a Purse $52,000 at Gulfstream Park

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•

Roughly A diamond – A Weanling purchase for $25,000 at the keeneland Sales Auction Broke her maiden at Gulfstream Park in a Maiden Special Weight $46,000 purse at Gulfstream Park. Roughly followed up this Victory in a Allowance race on News Year day 1/1/2022 at Tampa Racetrack with a her second victory.

•	My man Flint- A weanling purchase at Keenland Sales Auction broke his Maiden in a Maiden $35,000 dollar claimer on 12/11/2021.

•

Aizu – Homebred out of one of Tropical’s Foundation Mare’s Red Baroness finished 3rd in an $86,000 dollar Allowance race at Keeneland on 10/24/21. She is a consistent racehorse being 1st,2nd and 3rd 12 times out of 16 races. We look forward for Aizu to be part of our broodmare band next year.

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Pinhooking

Pinhooking is the business of purchasing young horses at one stage of their lives and then reselling them for a higher price at a different stage of their lives. For example, weanlings can be purchased at auctions or privately, and then resold as yearlings. Yearlings can be purchased and then trained to be sold as race-ready 2-year-olds.

Although it is always possible to sell a promising potential racehorse by private sale, the strongest market for these young thoroughbreds is at the multiple two-year-olds-in-training sales held annually at reputable sales companies around the country. These sales are frequented by trainers and owners across the U.S., as well as international buyers. Pinhooking is a consistent business model that typically shows a solid rate of return on investment (ROI). The average ROI in 2017 for yearlings and 2-year-olds was 88% according to Barrett’s March, Fasig-Tipton February, Keeneland April, OBS February, and OBS March.

In many ways, pinhooking is a science. It is based on instinct, experience, and market trends. When looking for pinhook prospects, the Company compiles all the important factors to choose the very best investment, while fitting a profile of what the end users want. The Company looks for elite equine athletes with good conformation, precocious pedigrees, marketable sire and dam lines, and performance. A team of bloodstock agents, veterinarians, and equine conformation, pedigree, and market analysis experts all study each prospect to give investors the advantage of a maximum return on their investments.

The Company not only works with private sellers, it also targets the major auctions across the globe to increase the ability to pick horses with the most potential. The Company is active at all major thoroughbred yearling sales, including the Keeneland September Sale, Saratoga Yearling Sale, and OBS Yearling Sale.

Once purchased, the yearlings are immediately received at the Circle 8 ranch in Versailles, Kentucky. The farm covers 200 acres, while the yearling complex is perfectly suited to young horses with spacious stalls, turn-out paddocks, and large pastures for abundant grazing and room to relax before their racing careers commence. Next, yearlings enter into breaking and training, which takes place at top facilities in the ideal fall/winter climate of Ocala, Florida. The horses are conditioned properly and then positioned properly at the right sale in the right location. For the first six to eight months after horses are purchased, they begin the process of becoming racehorses. When they enter sales preparation, they are conditioned with an exercise and feed program for athletic development that is custom tailored to that particular horse. Just like people, horses are individuals. Therefore, a “cookie-cutter” approach to training and diet isn’t beneficial to turning out the best racehorses. The Company studies its horses, learns their personalities, and tailors training accordingly to enhance the horses’ abilities to win at the track.

The main sales venues for two-year-old thoroughbreds include Ocala Breeders’ Sales Company (Florida), Keeneland (Kentucky), Fasig-Tipton (Florida, Maryland, California), and Barretts (California). The Circle 8 team sells at the nation’s most prominent training sales: OBS March, Fasig-Tipton March at Gulfstream and OBS April. It is at these sales that many of the nation’s top owners and trainers find their next racehorses, the very runners who go on to achieve success at the highest levels, including the Triple Crown races and Breeders’ Cup races.

The Company is an ongoing business and it buys and sells horses during public auctions and when private sales present themselves.

The horses noted below are owned by the Company as of the date of this Offering Circular:

1. ANGRY DRAGON
Kentucky - Bred Year of Birth: 2008 Stallion: Smarty Jones Dam: Screamer Type: Broodmare In Foal: Sky Mesa

2. RED BARONESS
Kentucky - Bred Year of Birth: 2008 Stallion: Smarty Jones Dam: Must be a Lady Type: Broodmare In Foal: Sky Mesa

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3. CELTIC MOONLIGHT
Florida - Bred Year of Birth: 2014 Stallion: City Place Dam: Penny at a Tim Type: Broodmare In Foal: Congrats

4. DURA CUIRE
Kentucky - Bred Year of Birth: 2017 Stallion: Street Boss Dam: Beaucoup Type: Broodmare In Foal: Practical Joke

5. TIME FOR HARLAN
Kentucky - Bred Year of Birth: 2011 Stallion: Harlan Holiday Dam: Time of Peace Type: Broodmare In Foal: Open

6. LONGSTOCKING
Pennsylvania - Bred Year of Birth: 2012 Stallion: Into Mischief Dam: Pot of Tricks Type: Broodmare In Foal: Open

7. PRECOCIOUS MISS
Florida - Bred Year of Birth: 2016 Stallion: Winslow Homer Dam: Golden Horseshow Type: Broodmare In Foal: Yoshida

8. SCHMISS
Kentucky - Bred Year of Birth: 2014 Stallion: Hard Spun Dam: Autumn Ash Type: Broodmare In Foal: Cupid

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9. BLUE WALE
Kentucky - Bred Year of Birth: 2015 Stallion: Creative Cause Dam: Lee Ann W Dam Sire: Mr. Greeley Type: Broodmare In Foal: Fushachi Pegasus

10. COUNTLESS FUN
Kentucky - Bred Year of Birth: 2017 Stallion: Ghostzapper Dam: Countless Curlin Type: Broodmare In Foal: Maiden

11. ISTAN AGAIN
Kentucky - Bred Year of Birth: 2016 Stallion: Istan Dam: Tell Me Again Type: Broodmare In Foal: Upstart

12. ROSY SCENARIO
Kentucky - Bred Year of Birth: 2017 Stallion: Malibu Moon Dam: Divine Praises Type: Broodmare In Foal: Connect

13. MORE ROYALTY
Florida - Bred Year of Birth: 2013 Stallion: More Than Ready Dam: Royal Ancestry Type: Broodmare In Foal: Exaggerator

14. DREAMING AS ALWAYS
Kentucky - Bred Year of Birth: 2011 Stallion: Broken Vow Dam: Leonor Fini Dam Sire: Peintre Celebre Type: Broodmare In Foal: Oscar Performance

15. DREAM SPINNER
Kentucky - Bred Year of Birth: 2011 Stallion: Hard Spun Dam: whatdreamsaremadeof Type: Broodmare In Foal: Open

16. TIZEMOTIONALGOLD
Kentucky - Bred Year of Birth: 2017 Stallion: Tiznow Dam: Golden Motion Type: Broodmare In Foal: N/A

17. WINY
Chile - Bred
Year of Birth: 2016 Stallion: Looking At lucky Dam: Winter Harbor Type: Broodmare In Foal: Open

18. YAFA
Florida - Bred Year of Birth: 2018 Stallion: Handsome Mike Dam: Red Baroness Type: Broodmare In Foal: Open

19. REGAL SERENADE
Illinois - Bred Year of Birth: 2016 Stallion: Broken vow Dam: Millenia Type: Broodmare In Foal: Open

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20. SHESOMAJESTIC
Kentucky - Bred Year of Birth: 2016 Stallion: Majesticperfection Dam: Shesoprovocative Type: Broodmare In Foal: Open

21. CHIPS AND SALSA
Florida - Bred Year of Birth: 2018 Stallion: two steps salsa Dam: homesteader Type: Broodmare In Foal: Open
22. 2022 DREAMING AS ALWAYS
Kentucky - Bred Year of Birth: 2022 Stallion: gunrunner Dam: Dreaming as Always Type: Weanling In Foal: N/A

23. 2022 SCHMISS
Kentucky - Bred Year of Birth: 2022 Stallion: Cupid Dam: Schmiss Type: Weanling In Foal: N/A

24. 2022 PRECOCIOUS MISS
Kentucky - Bred Year of Birth: 2022 Stallion: Yoshida Dam: Precocious Miss Type: Weanling In Foal: N/A

25. 2022 LONGSTOCKING
Kentucky - Bred Year of Birth: 2022 Stallion: Midshipmen Dam: Longstocking Type: Weanling In Foal: N/A

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26. 2022 ROSY SCENARIO
Kentucky - Bred Year of Birth: 2022 Stallion: Global Campaign Dam: Rosy Scenario Type: Weanling In Foal: N/A

27. 2022 REGAL SERENADE
Kentucky - Bred Year of Birth: 2022 Stallion: Omaha Beach Dam: Regal Serenade Type: Weanling In Foal: N/A
28. 2022 FIVE STAR FACTOR
Kentucky - Bred Year of Birth: 2022 Stallion: runhappy Dam: five star factor Type: Weanling In Foal: N/A
29. 2022 DO THE DANSE
Kentucky - Bred Year of Birth: 2022 Stallion: audible Dam: do the danse Type: Weanling In Foal: N/A
30. 2022 HOT N HECTIC
Kentucky - Bred Year of Birth: 2022 Stallion: cupid Dam: hot n hectic Type: Weanling In Foal: N/A

31. 2022 OUT OF DANGER
Kentucky - Bred Year of Birth: 2022 Stallion: catalina cruiser Dam: out of danger Type: Weanling In Foal: N/A

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32. 2022 PLEDGE MOM
Kentucky - Bred Year of Birth: 2022 Stallion: enticed Dam: pledge mom Type: Weanling In Foal: N/A
33. 2022 SARA SARA
Kentucky - Bred Year of Birth: 2022 Stallion: wicked strong Dam: sara sara Type: Weanling In Foal: N/A

34. 2022 AGENT ROMANOFF
Kentucky - Bred Year of Birth: 2022 Stallion: Tapiture Dam: Agent Romanoff Type: Weanling In Foal: N/A

35. UP FOR GRABS
Kentucky - Bred Year of Birth: 2022 Stallion: st patricks day Dam: up for grabs Type: Weanling In Foal: N/A

36. 2021 SAUDIA
Kentucky - Bred Year of Birth: 2021 Stallion: karakonte Dam: saudia Type: Yearling In Foal: N/A

37. 2021 CASTELLANI
Kentucky - Bred Year of Birth: 2021 Stallion: kittens joy Dam: castellani Type: Yearling In Foal: N/A

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38. 2021 QUITE A NIGHTMARE
Kentucky - Bred Year of Birth: 2021 Stallion: midshipman Dam: Quite A nightmare Type: Yearling In Foal: N/A

39. 2021 PRECOCIOUS MISS
Kentucky - Bred Year of Birth: 2021 Stallion: Yoshida Dam: Precocious Miss Type: Yearling In Foal: N/A

40. 2021 ROSY SCENARIO
Kentucky - Bred Year of Birth: 2021 Stallion: connect Dam: rosy scenario Type: Yearling In Foal: N/A

41. 2021 DREAMING AS ALWAYS
Kentucky - Bred Year of Birth: 2021 Stallion: Oscar performance Dam: Dreaming asAlways Type: Yearling In Foal: N/A

42. 2021 SCHMISS
Kentucky - Bred Year of Birth: 2021 Stallion: cupid Dam: schmiss Type: Yearling In Foal: N/A

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43. 2021 BLUE WHALE
Kentucky - Bred Year of Birth: 2021 Stallion: Fusaichi Pegasus Dam: Blue Whale Type: Yearling In Foal: N/A

44. 2021 MY NAME IS DRAGON
Kentucky - Bred Year of Birth: 2021 Stallion: Sky Mesa Dam: angry dragon Type: Yearling In Foal: N/A

45. 2021 RED BARONESS
Kentucky - Bred Year of Birth: 2021 Stallion: Sky Mesa Dam: Red Baroness Type: Yearling In Foal: N/A

46. 2021 ISTAN AGAIN
Kentucky - Bred Year of Birth: 2021 Stallion: Upstart Dam: Istan Again Type: Yearling In Foal: N/A

47. BROOKLYNS FINEST
Kentucky - Bred Year of Birth: 2020 Stallion: west coast Dam: Sweet Offer Type: Two Year Old In Foal: N/A

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48. XTRASAUCEWELLDONE
Kentucky - Bred Year of Birth: 2020 Stallion: Competitive Edge Dam: Longstocking Type: Two Year Old In Foal: N/A

49. DRAGONS BACK
Kentucky - Bred Year of Birth: 2020 Stallion: Buchero Dam: Angry Dragon Type: Two Year Old In Foal: N/A

50. RAZZALIUNA
Kentucky - Bred Year of Birth: 2020 Stallion: Tapizar Dam: Celtic Moonlight Type: Two Year Old In Foal: N/A

51. RACEDAY FILLY 2020
Kentucky - Bred Year of Birth: 2020 Stallion: Raceday Dam: Time for harlan Type: Two Year Old In Foal: N/A

52. CALIFORNIA GIGI
Kentucky - Bred Year of Birth: 2019 Stallion: California Chrome Dam: Killer Bird Type: Three Year Old In Foal: N/A

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53. IMOTO
Kentucky - Bred Year of Birth: 2019 Stallion: Handsome Mike Dam: Red Baroness Type: Three Year Old In Foal: N/A

54. MADELYNS HEAT
Kentucky - Bred Year of Birth: 2019 Stallion:Cairo Prince Dam: Miracle Heat Type: Three Year Old In Foal: N/A

55. MOUNT RUNDLE
Kentucky - Bred Year of Birth: 2019 Stallion:Jack Milton Dam: Beaucoup Type: Three Year Old In Foal: N/A

56. ROUGHLY A DIAMOND
Kentucky - Bred Year of Birth: 2019 Stallion: First Samurai Dam: Leonor Fini Type: Three Year Old In Foal: N/A

57. SUEGAAR
Kentucky - Bred Year of Birth: 2019 Stallion: Handsome Mike Dam: angry dragon Type: Three Year Old In Foal: N/A

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58.VOLAIZE
Kentucky - Bred Year of Birth: 2019 Stallion: Malibu Moon Dam: My Mammy Type: Three Year Old In Foal: N/A

59. ALWAYS ABOVE
Kentucky - Bred Year of Birth: 2018 Stallion: Honor Code Dam: Castilla Type: Four Year Old In Foal: N/A

60. BONHEUR
Kentucky - Bred Year of Birth: 2018 Stallion: Munnings Dam: Annatlantic Type: Four Year Old In Foal: N/A

61. MY MAN FLINT
Kentucky - Bred Year of Birth: 2018 Stallion: flintshire Dam: Everdeen Type: Four Year Old In Foal: N/A

62.TORETTO
Kentucky - Bred Year of Birth: 2018 Stallion: Handsome Mike Dam: angry dragon Type: Four Year Old In Foal: N/A

63. AIZU
Florida - Bred Year of Birth: 2017 Stallion: Japan Dam: Red Baroness Type: Five Year Old In Foal: N/A

64. SAVING SOPHIE
Kentucky - Bred Year of Birth: 2016 Stallion: Creative Cause Dam: Pelt Type: Four Year Old In Foal: N/A

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The average costs for maintaining a horse in training (Note: costs may vary significantly from horse to horse): (i) Trainer - $85 - $100 per day; (ii) Veterinarian - $350 per month; (iv) Blacksmith - $180 per day; (v) Transportation - $100 per month. On average, each horse managed by the Company will cost about $45,000 per year to maintain.

Competition

We believe that our main competitors in the thoroughbred racing business include, but are not limited to, Stonestreet Farms, WinStar Farms and Calumet Farm, each of which owns many stallion shares, broodmares and also races. Many of our competitors are better capitalized than we are. In particular, we may have insufficient funds to meet our operating expenses. As a result of the foregoing or for other reasons, we may be required to sell one or more of our horses prior to the time of our anticipated liquidation in order to fund our cash needs.

The trend towards the acceptance of partnerships as opposed to individual or farm owners is positive with the Company as a leader. Owning horses is expensive and the competition for prize money via purses is strong. Pooling resources has proven to be a viable method for individuals to compete in the current marketplace. The Company is entering a crowded market, however, the vast majority of available partnerships are redundant, often lacking professional management or goals. Redundancy is a common theme, as very little is typically offered to investors outside of a small percentage of ownership in individual horses. By contrast, the Company offers its investors the opportunity to own the entire business, which includes the success of the syndicated horses.

Horse racing also competes against all other forms of entertainment such as professional football, baseball, hockey, soccer, basketball, other gaming, and outdoor activities. According to an IBISWorld Industry Report (Horse Racing Tracks), these indirect competitors may pull much of the available time and money from this sport. Additionally, the horse racing industry is subject to competition from other gambling activities, including electronic gaming, sports betting and arbitrage betting. While thoroughbred racing in the United States, like many other industries, slumped following the economic downturn of 2008, there have been positive signs of recovery, with betting handle (the amount of money in wagers accepted over a specific period of time) rising in 2015 and the first six months of 2016 after several years of declines. Other forward trending signs include the increase in the number of horses being produced on a year to year basis and prices for unraced horses at auction also going up.

Government Regulation

The racing future of and/or market for the horses in which the Company has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in the underlying asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may prepare us to seek regulatory approval to race in certain jurisdictions.

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Legal Proceedings

Other than as set forth below, we are not presently a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

The Company and our Principal Executive Officer, Troy Levy (the “Respondents”), entered into a Stipulation for Consent Order, Case No. 2019 CDS-035, on November 27, 2019 (the “Order”) in lieu of a hearing, following receipt of a subpoena duces tecum from the Colorado Division of Securities. The Order recited that the Commissioner had reviewed allegations of the staff of the Securities Commissioner of Colorado which had alleged unregistered securities of the Company were sold by Respondents in the State of Colorado in violation of Section 11-51-301 of the C.R.S. which securities had not been determined to be exempt from registration requirements. As had been agreed by Respondents, the Order, in summary, required the Respondents to rescind a securities purchase transaction with a Colorado resident through payment in the amount of $6,049 for the Colorado investor’s securities, to not take any action or make a public statement denying or creating the impression that the Order lacked a factual basis, and to comply with the Colorado Securities Act with regard to all future offers and sales of securities covered by the Colorado Securities Act.

Employees

As of the date of this Offering Circular, we have three (8) full-time employees and three (3) part-time employees. We do not currently have any pension, health, annuity, insurance, or similar employee benefit plans, although we may choose to adopt such plans in the future. Each of our executive officers and directors are eligible to receive equity compensation at the discretion of our Board pursuant to the 2020 Equity Incentive Plan. See “Securities Being Offered—Equity Inventive Plan.”

We plan to engage contractors from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities.

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DESCRIPTION OF PROPERTY

The Company operates its horseracing ownership business out of the State of Florida and the State of Kentucky. The Company’s head office is located at 1740 Grassy Springs Road, Versailles, Kentucky 40383.

Florida Thoroughbred Racing Operations – Gulfstream Park Access

The Company’s horses race at the racetrack located at Gulfstream, a multi-dimensional facility with restaurants, stores, sports bars, a bowling alley, a casino and poker room to go along with the racetrack. Two of the restaurants, Christine Lees and Ten Palms, allow one to dine while watching her horses compete on the racetrack. The Company’s club members have access to discounts at the various restaurants at Gulfstream and the surrounding South Florida area, in addition to reduced rates at the Company’s partner hotels and businesses.

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Kentucky Operations – Circle 8 Ranch

The Company’s horses are housed and trained at the Circle 8 ranch, a state-of-the-art facility located 15 minutes from Lexington, Kentucky. The Company previously operated the Circle 8 ranch pursuant to a Lease and Purchase Option Agreement (the “Lease and Purchase Option Agreement”), entered into on March 15, 2019 with Grassy Springs Farm, LLC, whereby the Company agreed to lease 200 acres of agricultural land located at 1740 Grassy Springs Road, Versailles, Kentucky 40383. The Company executed its purchase option on February 9, 2022 and paid cash for the remaining obligation of the lease for $2,955,125. The land includes several structures, including a farm house, out buildings, and a main barn with 23 stalls, tack rooms, wash stalls and lab area, in addition to executive offices. The residence on the land is 2,450 square feet of newly renovated living space. Our buildings include an equipment barn, shop, and farm implement storage. The land also includes 14 plank fenced paddocks, 6 large fields, a 5/8-mile grass training track, and a pond situated on more than one acre.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies.

Overview

The Company was incorporated on March 31, 2017 in the State of Florida and was authorized to do business in the State of Kentucky on February 19, 2019. The Company’s principal office is located at 1740 Grassy Springs Road, Versailles, Kentucky 40383. The Company is a thoroughbred horse racing company, operating its business primarily through three functions: (i) horse ownership syndication; (ii) horse training, breeding and horse racing; and (iii) pinhooking.

Results of Operations

For the Year Ended December 31, 2020 and the Year Ended December 31, 2019

Revenues

Our revenue was $ 316,949 for the year ended December 31, 2020, as compared to $90,167 for the year ended December 31, 2019. Our revenues increased during this period, due to increased purse winnings and syndication fees. The ranch was established early 2019 and allowed for more training of the horses resulting in better showings at the racetracks. In addition, more horses were purchased during this period resulting in more syndication activities.

Net Loss

Our net loss was $1,641,186 for the year ended December 31, 2020, as compared to $1,635,867 for year ended December 31, 2019. The slight increase in net loss was due to the increased investment in operations to establish the ranch. The purchases of horses and its related expenses to train and maintain them resulted in higher overall costs compared to the revenue generated for the year.

Horse and Ranch Expenses

Our horse and ranch expenses were $1,016,278 for the year ended December 31, 2020, as compared to $749,352 for year ended December 31, 2019. The increase in expenses was mainly due to the increased training and maintenance costs including feed and transportation of the additional horses that were purchased throughout the year. Ranch and horse expenses consisted primarily of training, veterinary, transportation, ranch improvements, and barn expenses.

General and Administrative Expenses

Our general and administrative expenses were $845,595 for the year ended December 31, 2020, as compared to $806,981 for year ended December 31, 2019. General and administrative expenses consisted primarily of personnel, marketing, consulting and professional fees, vehicle, office, and travel expenses. The increase in operational activities were due to the purchase of more horses and the filing of the SEC application resulted in increased audit and legal fees.

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For the Six Month Period from January 2020 to June 2020 Compared to the Six Months Ending January 2021 to June 2021.

Revenues

Our revenue was $133,416 for the six months ended June 30, 2021, as compared to $103,480 for the six months ended June 30, 2020. Our revenues increased slightly during this period, due to increased purse winnings and syndication fees. The ranch was established early 2019 and allowed for more training of the horses resulting in better showings at the racetracks. In addition, more horses were purchased during the period ended June 30, 2021 resulting in more syndication activities.

Net Loss

Our net loss was $1,712,772 for the six months ended June 30, 2021, as compared to $530,632 for the six months ended June 30, 2020. The increase in net loss was due to the increased investment in operations to establish the ranch. Our purchases of horses and our related expenses to train and maintain them resulted in higher overall costs compared to the revenue generated for the year.

Horse and Ranch Expenses

Our horse and ranch expenses were $767,408 for the six months ended June 30, 2021, as compared to $425,693 for six months ended June 30, 2020. The increase in expenses was mainly due to the increased training and maintenance costs including feed and transportation of the additional horses that were purchased throughout the year. Ranch and horse expenses consisted primarily of training, veterinary, transportation, ranch improvements, and barn expenses.

General and Administrative Expenses

Our general and administrative expenses were $870,547 for the six months ended June 30, 2021, as compared to $ 271,680 for six months ended June 30, 2020. General and administrative expenses consisted primarily of salaries/benefits, marketing, consulting and professional fees, vehicle, office, and travel expenses. The increase in operational activities were due to the purchase of more horses and the filing of the Form 1-A offering statement for our Regulation A, Tier 2 offering of units (the “Offering”) resulting in increased audit and legal fees.

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Liquidity and Capital Resources

To date, we have generated some cash through purse winnings and syndication of horses, however the Company still has negative cash flows from operating activities. All costs in connection with horse acquisitions, operating expenses and professional fees have been funded mainly by our shareholders, including our founder, President and Chief Executive Officer Troy Levy.

Our future expenditures and capital requirements will depend on numerous factors, including the success of this Offering, funds received from our recent Regulation Crowdfunding campaign and the progress and ability to win races by our racehorses and syndication efforts.

Our business does generate cash through purse winnings from races, syndication fees and the sale of horses. We believe that if we raise $49,980,0000 (the Maximum Amount) in this Offering, we will have sufficient capital to finance our operations for at least the next three (3) years; however, if we do not raise the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. We do not have any track record for self-underwritten Regulation A+ offerings, and there can be no assurance we will raise the Maximum Amount or any other amount. Further, we expect that after such nine-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct revenue-generating activities. However, no assurances can be made that we will be successful obtaining additional equity or debt financing, or that ultimately, we will achieve profitable operations and positive cash flow.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During the period from January 2018 to June 2021, the Company incurred combined net losses of $(6,689,540). Initially, we intend to finance our operations through equity and debt financings.

The Company generates some cash from purse winnings and syndication of horses however we have funded operations mainly in the form of expenditures paid for on behalf of the Company by shareholders.

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Credit Facilities

In order to finance certain equipment and vehicles, the Company entered into (i) SBA Loan #64991967906, dated effective as of March 16, 2020, with the Small Business Administration, as the secured lender, and the Company, as the borrower, in the principal amount of $88,400; (ii) SBA Loan #7175647906, dated effective as of June 17, 2020, with the Small Business Administration, as the secured lender, and the Circle 8 Ranch, as the borrower, in the principal amount of $14,000; and (iii) the Paycheck Protection Program Promissory Note and Agreement, dated June 19, 2020, with Wells Fargo, as the secured lender, and the Company, as the borrower, in the principal amount of $6,951. Such equipment and vehicles are secured by the Company’s majority shareholder, Troy Levy.

Capital Expenditures

The Company’s main capital expenditures are the acquisition and purchase of horses for racing and breeding purposes. The amount of purchase will depend on the amount raised through this Offering. In addition, the Company plans to upgrade the ranch operations and purchase additional equipment such as a tractor and other farm equipment.

Off-Balance Sheet Arrangements

During the periods presented, we did not have, and we do not currently have, any off-balance sheet arrangements.

Contractual Obligations, Commitments and Contingencies

The Company followed through on its commitment and purchased Circle 8 ranch on February 9,2022 for the cash price of $2,955,125.

Relaxed Ongoing Reporting Requirements

Regulation A+ provides that a filer can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same adoption period for new or revised accounting standards as public companies.

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Upon the completion of this Offering, we may elect to become a public reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 Million, we would cease to be an “emerging growth company.”

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A+ for Tier 2 issuers. The ongoing reporting requirements under Regulation A+ are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of Units offered for sale in this Offering Circular, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next three years. If we are unable to do so, we may have to curtail and possibly cease some operations.

We are a horseracing ownership business and began operations in March 2017. Over the past two fiscal years, we have focused primarily on increasing our asset base, including the development of the Grassy Springs farm, rather than revenue generating activities including buying and selling horses. We will attempt to operate the business profitably in the future although management believes the Company will need financing from this offering and potentially additional financing for at least eighteen (18) months before profitable operations could occur. In the future, using the proceeds of the offering, we will be able to focus on building our inventory of horses in order to later generate revenues, both by selling such horses through our syndication process and through thoroughbred racing activities. We initially acquired horses in order to build our inventory. Once our broodmares had their foals, we have been able to increase our inventory of horses in-house. We commenced operations with two (2) broodmares and now own sixteen (16) broodmares. Management believes that these broodmares will generate revenues for the Company through the syndication process and by such horses participating in thoroughbred racing activities. Management also believes that our syndication process, which offers group partnerships where investors can purchase a percentage of one horse or a group of horses, offers its investors a positive and personal ownership experience which will empower such investors to reinvest and expand their ownership positions further. Management can provide no assurances its business model will ever achieve profitable operations.

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Generally, our plan of operations for the next few years includes (i) potentially purchasing a neighboring farm or other ranches; (ii) making capital improvements to the Circle 8 ranch; (iii) acquiring racehorses for breeding, racing purposes and pinhooking; (iv) paying stud fees for purposes of horse breeding; (v) investing in stallion shares, which provides us with the ability to breed such popular stallions for life and participate in profits; (vi) purchasing ranch equipment, such as a tractor and Eurosizer; (vii) upgrading our barn operations; (viii) increasing our branding and marketing efforts; (ix) making office systems upgrades; and (x) paying increased operational horse and ranch expenses. We would require funds through this offering to meet these objectives.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

These circumstances raise substantial doubt on our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Trend Information

Because we only began operations in 2017 and have a limited operating history, we are unable to identify any significant recent trends in revenue or expenses, production, sales and inventory, and we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering Circular to not be indicative of future operating results or financial condition.

In light of the recent COVID-19 pandemic, there could possibly be an impact on our business. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. The ultimate impact on us and our business is unknown, but our operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows. Currently, our operations remain materially unaffected by the sudden outbreak of COVID-19.

The Company plan to adhere to all Center of Disease Control guidelines and will test, operate in a socially distant manner and limit large gatherings. Most of our operations and activities are outdoors and therefore pose lesser risk of contracting the virus.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of the date of this Offering Circular, our directors, executive officers and significant employees are as follows:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees or consultants
Executive Officers:
Troy Levy	President	54	March 2017– Present	N/A

Sunny Sharma	Interim Chief Financial Officer	50	August 2020 – Present	15
Directors:
Troy Levy	Chairman of the Board	54	March 2017– Present	N/A
Ronald Kapphahn	Director	66	2019 – Present	N/A

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Certain Relationships

Except as set forth above and in our discussion below in “Interest of Management and Others in Certain Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Business Experience

Troy Levy, President, Chief Executive Officer and Chairman of the Board

Mr. Levy has served as our Chief Executive Officer and President since inception when he founded the Company in March 2017. Prior to Tropical Racing, he founded an obstacle course racing and entertainment company specializing in extreme sporting events. From July 1993 to December 1998, he was engaged in the financial services industry first serving as a Licensed Stockbroker holding Series 7 and 63 licenses and he later served in supervisory positions as a licensed series 24. He has been actively involved in the Thoroughbred horse racing industry for over 30 years. During 2018, Mr. Levy was elected to the non-profit Florida Horsemen’s Benevolent and Protective Association (FHBPA) board, while also serving on the TRAC committee. A dedicated supporter of the Florida Thoroughbred industry. Mr. Levy contributes his time to improve and promote the equine industry through accountability, responsibility, and integrity for the horses and their caretakers.

Sunny Sharma, Interim Chief Financial Officer

Mr. Sharma has served as our financial consultant and interim chief financial officer since August 2020. He has over 20 years of experience in public, private equity and individual investor backed entities in various sectors including education, healthcare, and technology. Mr. Sharma started out his career in public accounting and later held several Executive positions. Mr. Sharma served as the CEO from September 2012 to November 2017 of Digital Media Arts College (DMAC), and in December 2017 he successfully exited with the sale of the College. In addition, from October 2016 to the present, Mr. Sharma has served as the Chief Financial Officer for an early-stage healthcare technology company. He has also served on several non-profit boards including Grandview Preparatory School and Juvenile Diabetes Research Foundation. Mr. Sharma has a Bachelor of Commerce in Accounting from Carleton University in Ottawa, Canada, and a Master of Business Administration from the University of Miami.

Ronald Kapphahn, Director

Mr. Kapphahn has served as our director since 2019. He has been involved in the real estate industry as an investor, developer, and manager for the last 25 years. In addition to being the owner/operator of a large construction company (Ellison Framing) since October 1988, Mr. Kapphahn manages his investments in multiple projects including over 100,000 square feet of commercial rental space, a cattle grazing enterprise, a hunting lodge, a bed & breakfast in Mexico, and other interests. Mr. Kapphahn assisted in the building of a large, assisted living facility connected to a religious organization and is involved in all aspects of building preservation. Mr. Kapphahn brings a unique perspective to the Company particularly respective to management of the horse farm and training facility in Kentucky.

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Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company and our Principal Executive Officer, Troy Levy (the “Respondents”), entered into a Stipulation for Consent Order, Case No. 2019 CDS-035, on November 27, 2019 (the “Order”) in lieu of a hearing, following receipt of a subpoena duces tecum from the Colorado Division of Securities. The Order recited that the Commissioner had reviewed allegations of the staff of the Securities Commissioner of Colorado which had alleged unregistered securities of the Company were sold by Respondents in the State of Colorado in violation of Section 11-51-301 of the C.R.S. which securities had not been determined to be exempt from registration requirements. As had been agreed by Respondents, the Order, in summary, required the Respondents to rescind a securities purchase transaction with a Colorado resident through payment in the amount of $6,049 for the Colorado investor’s securities, to not take any action or make a public statement denying or creating the impression that the Order lacked a factual basis, and to comply with the Colorado Securities Act with regard to all future offers and sales of securities covered by the Colorado Securities Act.

Other than the aforementioned, we are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Statement of Executive Compensation

For the purposes of this Offering Circular, a “Named Executive Officer”, or “NEO”, means each of the following individuals:

(a)

each individual who, during any part of the Company’s financial year ended December 31, 2021, served as chief executive officer (“CEO”) of the Company, including an individual performing functions similar to a CEO;

(b)

each individual who, during any part of the Company’s financial year ended December 31, 2021, served as chief financial officer (“CFO”) of the Company, including an individual performing function similar to a CFO;

(c)

the most highly compensated executive officers of the Company and its subsidiaries, other than the individuals identified in paragraphs (a) and (b), as at December 31, 2020 whose total compensation was more than $150,000, as determined in accordance with subsection 1.3(5) of Form 51‑102F6, for the financial year ended December 31, 2021; and

(d)

each individual who would be a NEO under paragraph (c) above but for the fact that the individual was not an executive officer of the Company, and was not acting in a similar capacity, as at December 31, 2021.

Based on the foregoing definitions, the Company has 1 Named Executive Officer(s): Troy Levy, the Company’s President. The summary compensation table below provides information for the two most recently completed financial years ended December 31, 2021 regarding compensation paid to or earned by each of the Named Executive Officer(s).

Director and Named Executive Officer Compensation, Excluding Compensation Securities

The following table represents information regarding the total compensation for the three (3) highest paid directors and the executive officers of the Company as of December 31, 2021:

Name and Capacity in which Compensation was Received	Cash Compensation	Other Compensation	Total Compensation
	($)	($)	($)
Troy Levy, Chief Executive Officer, President and Director(1)	$35,000.00	$-	$35,000.00
Ronald Kapphahn, Director(2)	--	--	--
Sunny Sharma, Interim Chief Financial Officer	27,250.00	--	27,250.00

__________

(1)	Mr. Levy provides his services through the Levy Employment Agreement. See below “Employment Agreements, Arrangements or Plans”.

(2).	Mr. Kapphahn has not received compensation for his services as director.

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Stock Options and Other Compensation Securities

During the fiscal year ended December 31, 2021, none of the Named Executive Officers and directors of the Company or any of its subsidiaries received stock options or other compensation securities for services provided or to be provided, directly or indirectly, to the Company or any of its subsidiaries.

Director Compensation

We have two (2) directors. We currently do not pay our directors any cash compensation for their services as board members.

Employment Agreements, Arrangements or Plans

Except as disclosed herein, there were no agreements or arrangements under which compensation was provided during the most recently completed financial year or is payable in respect of services provided to the Company or any of its subsidiaries that were: (a) performed by a director or named executive officer; or (b) performed by any other party but are services typically provided by a director or a named executive officer.

On February 22, 2022, the Company entered into an amended and restated executive employment agreement with Troy Levy (the “Amended and Restated Levy Employment Agreement”). The terms of the Amended and Restated Levy Employment Agreement provide for an initial base salary of $260,000 per calendar year, with the opportunity for a cash bonus, at the sole discretion of the Board. The Amended and Restated Levy Employment Agreement also provides for automobile allowance for lease or purchase of an automobile, including insurance, parking, taxes, fuel, and any other automobile-related expenses, of $1800 per month.  This allowance may be increased by the Board but may not be reduced unless there is across-the-board salary and/or expense reduction for other employees of the Company. Additionally, the Amended and Restated Levy Employment Agreement provides that in the event of a change in control, pursuant to which there is a change in the majority ownership of the Company or a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, the Company shall pay Mr. Levy a bonus equal to 104 weeks’ Base Salary within thirty (30) days of the change in control, provided Mr. Levy is not terminated with Cause and does not resign prior to date the bonus is scheduled to be paid.

The Company entered into an Engagement Agreement with Sunny Sharma (the “Engagement Agreement”). Pursuant to the Engagement Agreement, Mr. Sharma serves as part-time Interim Chief Financial Officer of the Company, and the Company will pay Mr. Sharma for those services at a rate of $100 per hour. The engagement centers around, but is not limited to, working to complete the Offering, improving the Company’s system of financial reporting, developing and implementing systems to project and monitor cash flow, and providing detailed analysis of revenue stream growth opportunities, all with the objective of improving operational practices, profitability and cash flows.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our capital stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our shares; and (ii) all directors and executive officers as a group. As of the date of this Offering Circular, (i) 51,523,404 shares of our Class A Common Stock are issued and outstanding, (ii) 10,000,000 shares of our Class B Common Stock are issued and outstanding, and (iii) 0 shares of our Preferred Stock are issued and outstanding. Up to 5,500,000 shares of Class A Common Stock have been reserved for issuance under our 2020 Equity Incentive Plan, of which no shares of our Class A Common Stock are currently issuable. We have no outstanding grants currently under the 2020 Equity Incentive Plan.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of our Class A Common Stock subject to convertible securities, options, warrants and other rights which are currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such convertible securities, options, warrants or other rights for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Class A Common Stock and Class B Common Stock as of the date of this Offering Circular. Unless otherwise indicated, the business address of each person listed is c/o Tropical Racing, Inc., 1740 Grassy Springs Road, Versailles, Kentucky 40383.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class (1)
Directors and Officers:
Troy Levy(2)	48,957,143	0	79.57%
Ronald Kapphahn	2,300,000	0	3.72%
All executive officers and directors as a group	51,257,143	0	83.29%

Greater than 10% Securityholders:
Troy Levy(2)	48,957,143	0	79.57%

(1)	This Offering Circular does not contemplate that any of our current listed shareholders will acquire any additional shares of our Class A common stock as part of this Offering.
(2)	Includes Mr. Levy’s ownership of 38,957,143 shares of Class A common stock and his ownership of 10,000,000 shares of Class B common stock.

53

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment arrangements which are described under “Compensation of Directors and Executive Officers” above, since December 31, 2020, there has not been, nor is there currently proposed, any transaction in which (i) the Company is or was a participant, (ii) the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and (iii) any of our directors, executive officers, holders of more than 10% of our Common Stock, or any immediate family member of any of the foregoing, had or will have a direct or indirect material interest.

We intend to enter into indemnification agreements with each of our directors and executive officers. In general, these indemnification agreements require the Company to indemnify a director to the fullest extent permitted by law against liabilities that may arise by reason of his or her service for the Company.

The Company engages Michelle Nihei Racing Stables LLC (“Nihei Stables”) to provide training services. Ms. Nihei is the spouse of Troy Levy, the Company’s President. The Company incurred expenses of $283,437 to Nihei Stables for the year ended December 31, 2020.

In order to finance certain equipment and vehicles, the Company entered into (i) SBA Loan #64991967906, dated effective as of March 16, 2020, with the Small Business Administration, as the secured lender, and the Company, as the borrower, in the principal amount of $88,400; (ii) SBA Loan #7175647906, dated effective as of June 17, 2020, with the Small Business Administration, as the secured lender, and the Circle 8 Ranch, as the borrower, in the principal amount of $14,000; and (iii) the Paycheck Protection Program Promissory Note and Agreement, dated June 19, 2020, with Wells Fargo, as the secured lender, and the Company, as the borrower, in the principal amount of $6,951. Such equipment and vehicles are secured by the Company’s majority shareholder, Troy Levy.

At December 31, 2019 and 2020, the Company owed $212,518 and $358,070, respectively, to the Company’s President, Troy Levy, which represent unpaid salary.

Indebtedness of Directors and Executive Officers

At any time during the Company’s last completed financial year, no director, executive officer, employee, proposed management nominee for election as a director of the Company nor any associate of any such director, executive officer, or proposed management nominee of the Company or any former director, executive officer or employee of the Company or any of its subsidiaries is or has been indebted to the Company or any of its subsidiaries or is or has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, other than routine indebtedness.

Interest of Informed Persons in Material Transactions

Other than as set forth herein and other than transactions carried out in the ordinary course of business of the Company or any of its subsidiaries, none of the directors or executive officers of the Company, a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company, nor any shareholder beneficially owning, directly or indirectly, Class A common shares of the Company, or exercising control or direction over Class A Common Stock of the Company, or a combination of both, carrying more than 10% of the voting rights attached to the outstanding Class A Common Stock of the Company nor an associate or affiliate of any of the foregoing persons has since the commencement of the Company’s most recently completed financial year any material interest, direct or indirect, in any transactions which materially affected or would materially affect the Company or any of its subsidiaries.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transactions. The Board has not yet established an Audit Committee, Compensation Committee or a Nominating Committee, or any committee performing a similar function.

54

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our Articles of Incorporation and Bylaws. For more detailed information, please see our Articles of Incorporation and Bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Pursuant to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), dated January 10, 2020, the Company is authorized to issue Two Hundred Fifty Million (250,000,000) shares which consist of the following: (i) Two Hundred Million (200,000,000) shares of Class A Common Stock; (ii) Twenty-Five Million (25,000,000) shares of Class B Common Stock; and (iii) Twenty-Five Million (25,000,000) shares of Preferred Stock.

(a)

Common Stock – The holders of the Class A Common Stock are entitled to one vote for each share held by them of record on the books of the Company. The holders of the Class B Common Stock are entitled to ten votes for each share held by them of record on the books of the Company. Such shares of Common Stock may be issued by the Company from time to time for such consideration greater than or equal to par value as may be fixed from time to time by the Board.

(b)

Preferred Stock – The authorized Preferred Stock of the Company is Twenty-Five Million (25,000,000) shares of Preferred Stock with a par value of $.0001 per share. Subject to the terms and provisions of the Articles, the Board is authorized to provide, from time to time, for the issuance of shares of Preferred Stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the share of each series Preferred Stock and the restrictions of qualifications thereof, including, without limiting the generality of the foregoing, the following: (1) the voting rights, if any, of the holders; (2) the terms and conditions, if any, on which shares may be converted at the election of holders thereof into shares of Common Stock of the Company.

(c)	The capital stock, after the amount of the subscription price or par value has been pain in, shall not be subject to assessment to pay the debts of the corporation.

As of the date of this Offering Circular, (i) 51,523,404 shares of our Class A Common Stock are issued and outstanding, (ii) 10,000,000 shares of our Class B Common Stock are issued and outstanding, and (iii) 0 shares of our Preferred Stock are issued and outstanding. Up to 5,500,000 shares of Class A Common Stock have been reserved for issuance under our 2020 Equity Incentive Plan, of which no shares of our Class A Common Stock are currently issuable. We have no outstanding grants currently under the 2020 Equity Incentive Plan.

Share Purchase Warrants and Rights

As of the date of this Offering Circular, 250,000 warrants to purchase shares of Class A Common Stock are outstanding. The Company may issue share purchase warrants and rights upon such terms and conditions as Board determine, which share purchase warrants and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

Units Consisting of Class A Common Shares and Warrants

In this Offering, the Company is offering up to 5,880,000 Units, each Unit consisting of one Class A Share and one Class A Common Share purchase warrant (each whole warrant, a “Warrant” and collectively, the “Warrants”) to purchase one additional Class A Share (a “Warrant Share”) pursuant to the terms and conditions set forth in the form of Subscription Agreement included as Exhibit 4.1 hereto (the “Subscription Agreement”). The Units are being offered at a price of $3.50 per Unit. One Warrant is required to purchase one additional Warrant Share at an exercise price of $5.00 per Warrant, subject to certain adjustments. The Warrants are exercisable immediately and terminating on the date that is the eighteen (18) month anniversary of the issuance of the Warrant. The Subscription Agreement is to be construed in accordance with and governed by the laws of the State of Florida, and the parties to the Subscription Agreement will consent and submit to the non-exclusive jurisdiction of the federal and state courts.

55

Equity Incentive Plan

Compensation of Directors and Executive Officers

Each of the executive officers and directors listed above is eligible to receive equity compensation at the discretion of our Board.

Upon completion of this Offering, our executive officers and directors will be eligible to receive equity awards under our equity incentive plans at any time at the discretion of our Board.

2020 Plan

We adopted the 2020 Equity Incentive Plan (the “Plan”) on December 28, 2020. The Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock and restricted stock units. Class A Shares issued under the Plan will be shares of our Class A common stock. Incentive stock options may be granted only to our employees and employees of any parent or subsidiary corporation, and no more than 3,500,000 Class A Shares may be granted as incentive stock options. All other awards may be granted to our employees, directors or consultants and to employees, directors or consultants of any affiliated entity.

Share Reserve

We have reserved 5,500,000 Class A Shares for issuance pursuant to awards under the Plan. In general, shares subject to awards granted under the Plan that are not issued or that are returned to us, for example, because the award is forfeited, the shares are retained by us in satisfaction of amounts owed with respect to an award or the shares are surrendered in payment of an exercise or purchase price or tax withholding, will again become available for awards under the Plan.

Administration

Our Board or a committee of our Board will administer the Plan. The administrator has the power to determine when awards will be granted, which employees, directors or consultants will receive awards, the terms of the awards, including the number of shares subject to each award and the vesting schedule of the awards, and to interpret the terms of the Plan and the award agreements. The administrator also has the authority to prescribe the terms and conditions of each award, including, without limitation, the exercise price and medium of payment and vesting provisions.

Stock Options

The Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code and non-qualified stock options. The exercise price of all options granted under the Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, and the term of a non-qualified stock option will be determined by the committee of our Board; provided, however, that no non-qualified stock option are exercisable after the expiration of 10 years from the grant. Not more than 3,500,000 shares of our common stock may be issued pursuant to incentive stock options granted under the Plan.

After the continuous service of an option recipient terminates, the recipient’s options may be exercised, but only within such period of time ending on the earlier of (a) the date that is 3 months following the termination of the recipient’s continuous service or (b) the expiration of the term of the option as set forth in the award agreement; provided that, if the termination of the continuous service is by us for cause, all outstanding options (whether or not vested) will immediately terminate and cease to be exercisable. If, after termination, the recipient does not exercise his or her option within the time specified in the Plan or in the award agreement, the option will terminate.

56

Restricted Stock Awards

Each participant granted restricted stock will execute and deliver to an award agreement setting forth the restrictions and other terms and conditions applicable to such restricted stock. If the committee of our Board determines that the restricted stock will be held by us or in escrow rather than delivered to the participant pending the release of the applicable restrictions, the committee of our Board may require the participant to additionally execute and deliver us (A) an escrow agreement satisfactory to the committee of our Board, if applicable, and (B) the appropriate blank stock power with respect to the restricted stock covered by such agreement. Subject to the restrictions set forth in the applicable award agreement, the participant generally will have the rights and privileges of a shareholder as to such restricted stock, including the right to vote such restricted stock and the right to receive dividends.

Restricted Stock Units

The Plan allows for the grant of restricted stock units. The terms and conditions of a grant of restricted stock units will be reflected in an award agreement. No shares of common stock will be issued at the time a restricted stock unit is granted, and we will not be required to set aside funds for the payment of any such award. A participant has no voting rights with respect to any restricted stock units granted.

Terms of Awards

The administrator of the Plan determines the provisions, terms and conditions of each award, including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies and satisfaction of any performance criteria.

Transferability of Awards

The Plan allows for the transfer of awards under the Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent and in the manner authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the Plan, the administrator will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the Plan and any other terms that the administrator determines require adjustment.

Changes in Control

The Plan provides that in the event of a corporate transaction, as such term is defined in the Plan, the committee of our Board may accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any award; cancel awards and cause to be paid to the holders of vested awards the value of such awards, if any, as determined by the Committee, in its sole discretion; provide for the issuance of substitute awards or the assumption or replacement of such awards; or provide written notice to participants that for a period of at least 10 days prior to the change in control, such awards will be exercisable, to the extent applicable, as to all shares of our common stock subject thereto and upon the occurrence of the change in control, any awards not so exercised will terminate.

Plan Amendments and Termination

The Plan will automatically terminate 10 years following the date it becomes effective, unless we terminate it sooner. In addition, our Board has the authority to amend, suspend or terminate the Plan, subject to stockholder approval in the event such approval is required by law provided such action does not adversely affect the rights under any outstanding award.

57

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Absence of Public Market

The Company is an alternative reporting company under Regulation A+, Tier 2 of the Securities Act. There is no public trading market for the Common Stock of the Company. See “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the Units offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Units offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. We are required to file periodic reports and other information with the SEC pursuant to the Regulation A, Tier 2 rules and regulation under the Securities Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

58

PART F/S

Unaudited Consolidated Financial Statements

for the six months ended June 30, 2021

Audited Financial Statements

As of and for the periods ended December 31, 2019 and ended December 31, 2020

F-1

 TROPICAL RACING, INC.

AND SUBSIDIARIES

Interim Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

F-2

TROPICAL RACING INC. AND SUBSIDIARIES

F-3

TROPICAL RACING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020

	June 2021	December 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$803,808	$166,914
Accounts receivable	85,007	16,209
Prepaid expenses	-	15,000
Total current assets	888,815	198,123

Property and equipment	181,147	206,483
Racehorses	438,030	388,562
Investment in stallion shares	85,000	85,000
Finance lease right-of-use assets	2,879,232	2,895,570
Total assets	$4,472,224	$3,773,738

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$125,420	307,269
Current portion of notes payable	71,945	74,816
Current portion of finance lease liability	2,642,197	94,996
Total current liabilities	2,839,562	477,081

Notes payable	176,512	193,334
Finance lease liability	-	2,644,056
Due to shareholder	427,343	358,070
Total liabilities	3,443,417	3,672,541

Shareholders' Equity
Common stock and paid-in capital	7,718,347	5,077,965
Retained deficit	(6,689,540)	(4,976,768)
Total shareholders' equity	1,028,807	101,197
Total liabilities and shareholders' equity	$4,472,224	$3,773,738

F-4

TROPICAL RACING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(unaudited)

	June 2021	June 2020
REVENUES
Purse winnings	$56,259	$42,320
Syndication fees	77,157	61,160
Total revenues	133,416	103,480

EXPENSES
Racehorses	657,451	355,266
Professional fees	440,431	120,121
Salaries and benefits	82,228	78,340
Ranch	109,957	70,427
Marketing and promotions	248,242	32,543
Depreciation	130,722	65,679
Interest	61,022	1,129
Travel and entertainment	34,570	13,600
General and administrative	61,412	22,404
Amortization of ROU asset - finance lease	16,338	56,035
Vehicles	3,764	4,672
Total expenses	1,846,137	820,216

Operating loss	(1,712,721)	(716,736)

Gain (loss) on sale of racehorses	(9,112)	179,424
Other income (loss)	9,061	6,680
Loss before income taxes	(1,712,772)	(530,632)
Income taxes	-	-
Net loss attributable to Tropical Racing, Inc.	(1,712,772)	(530,632)

F-5

TROPICAL RACING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND June 30, 2020

(unaudited)

			Additional		Total
	Common Stock Outstanding		Paid	Accumulated	Shareholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance at December 31, 2020	48,195,443	$5,073,146	$4,819	$(4,976,768)	$101,197
Issuance of common stock under Regulation A offering, net of issuance costs	563,969	$1,973,893	$56.40	$-	$1,973,949
Issuance of common stock under Regulation CF offering, net of issuance costs	62,856	$141,426	$6.29	$-	$141,432
Issuance of common stock under Regulation D	-	$525,000	$-	$-	$525,000
Net Loss	-	$-	$-	$(1,712,772)	$(1,712,772)
Balance at June 30, 2021	48,822,268	$7,713,465	$4,882	$(6,689,540)	$1,028,807

	Common Stock Outstanding		Additional Paid	Accumulated	Total Shareholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance at December 31, 2019	43,298,793	$3,397,407	$4,330	$(3,098,528)	$303,209
Issuance of common stock under Regulation A offering, net of issuance costs	-	$-	$-	$-	$-
Issuance of common stock under Regulation CF offering, net of issuance costs	-	$-	$-	$-	$-
Issuance of common stock under Regulation D	333,985	$327,995	$33	$-	$328,028
Net Loss	-	$-	$-	$(530,632)	$(530,632)
Balance at June 30, 2020	43,632,778	$3,725,402	$4,363	$(3,629,160)	$100,605

F-6

TROPICAL RACING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(unaudited)

	June 2021	June 2020
OPERATING ACTIVITIES
Net loss	$(1,712,772)	$(530,632)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	147,060	121,714
Loss (Gain) on disposal	9,112	(179,424)
Changes in operating assets and liabilities:
Accounts receivable	68,798	(21,464)
Prepaid expenses	(15,000)	-
Accounts payable and accrued liabilities	(181,849)	(14,948)
Net cash used in operations	(1,684,651)	(624,754)

FINANCING ACTIVITIES
Proceeds from issuance of debt	-	157,253
Payments of principal of notes payable	(19,693)	-
Proceeds from shareholder loans	69,273	97,210
Payments of principal on finance lease liability	(151,000)	(158,500)
Issuance of shares	2,640,382	328,028
Net cash provided by financing activities	2,538,962	423,991

INVESTING ACTIVITIES
Purchases of property and equipment	(150,648)	(118,698)
Purchases of racehorses	(176,792)	(95,031)
Proceeds from sales of racehorses	110,023	450,488
Net cash used in investing activities	(217,417)	236,759

Net increase in cash and cash equivalents	636,894	35,996

Cash and cash equivalents, beginning of year	166,914	94,901

Cash and cash equivalents, end of year	$803,808	$130,897

F-7

TROPICAL RACING, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

NOTE 1 - NATURE OF OPERATIONS

Description of Organization and Business Operations

Tropical Racing, Inc. (the “Company”) was incorporated on March 31, 2017 in the State of Florida. The Company was authorized to do business in Kentucky on February 19, 2019. The Company is a horseracing‑based group ownership business that breeds and syndicates thoroughbred racehorses. The Company has one subsidiary:

Circle 8 Ranch Corp. (“Circle 8”) – Circle 8 is a corporation organized under the State of Florida on February 28, 2019. Circle 8 was formed to manage racing activities of the Company’s horses. The entity is wholly owned by the Company.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since its inception and has sustained a net loss of $ 1,712,772 and $ 530,632 for the six months ended June 30, 2021 and 2020, respectively.

The Company has financed its business activities through capital contributions from investors since inception and expects to continue to have access to ample capital financing going forward, however, no assurances can be made regarding the Company’s ability to do so.

The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the periods presented have been included.

F-8

Basis of Consolidation

The consolidated financial statements reflect the Company’s activities along with its subsidiaries outlined in Note 1. The Company eliminates all material intercompany transactions and balances from its financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash deposits held with banks, and other highly liquid short-term interest-bearing securities with maturities at the date of purchase of three months or less. From time to time, the Company maintains balances with financial institutions in excess of federally insured limits.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Significant expenditures, which extend the useful lives of assets, are capitalized. The residual values and useful lives of property and equipment are reviewed by management, and adjusted as appropriate, at each balance sheet date.

The Company reviews the carrying value of thoroughbred assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. The factors considered by management in performing this assessment include current operating results, trends and prospects, the use of the property, and the effects of health, demand, competition, and other economic factors.

The estimated useful lives of the class of assets for the current and comparative periods are as follows:

Classification	Useful live
Vehicles	5 years
Equipment	7 years

Racehorses

Racehorses are recorded at cost. The cost of the thoroughbred racehorses includes the purchase price, sourcing fees and brokerage fees. Thoroughbred racehorse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A racehorse is treated as placed in service upon its acquisition by the Company.

Revenue Recognition

The Company adopted Topic 606 on January 1, 2018. Topic 606 requires an entity to perform a five‐step assessment for each contract with customers which includes identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price, and recognizing revenue when the performance obligations are satisfied. Purse winnings represent revenues earned from winning thoroughbred races, and syndication fees represent revenues earned for monthly maintenance fees of syndicated horses.

Advertising

Advertising costs are expensed as they are incurred. These expenses totaled $ 248,242 and $ 32,543 for the six months ended June 2021 and 2020, respectively.

F-9

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is a t least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from Company estimates.

Risks and Uncertainties

Operational risk – The ability of the Company to generate net earnings and become profitable is based, in part, on its ability to win races. Failure to execute on its strategy to hire experienced trainers and purchase quality horses could have a material adverse effect on the financial condition of the Company.

Concentration risk – The Company’s main sources of income are purse winnings and syndication fees. If the market for horse racing declines, the Company may be unable to return positive results or attract additional sources of capital to continue its operations.

COVID 19 risk – The ongoing COVID-19 pandemic has caused a broad impact globally. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to access or predict, the pandemic and any resulting recession or economic slowdown could reduce the Company’s ability to generate net income.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issues updates to amend the authoritative literature in ASC. There have been several updates to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable or (iv) are not expected to have a significant impact on the financial statements, except those disclosed below.

NOTE 3 – REVENUE RECOGNITION

Disaggregation of Revenues

In the following table, revenues are disaggregated by timing of satisfaction of performance obligations for the periods ended June 30, 2021 and 2020:

	2021	2020
Performance obligations satisfied at a point in time	$111,946	$103,480
Performance obligations satisfied over time	-	-
Total Revenues	$111,946	$103,480

Revenues from performance obligations satisfied at a point in time consist of purse winnings and syndication fees. The Company does not have revenues from performance obligations satisfied over time.

F-10

Contract Balances

As of June 30, 2021 and 2020, there were no contract assets or liabilities related to the timing of revenue transactions.

Performance Obligations

For purse winnings, the Company determined that there is one performance obligation, and revenues are recognized at the point in time when the service has been delivered and the performance obligation has been met which is generally determined at the completion of each race.

NOTE 4 – INCOME TAXES

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

In assessing its ability to realize its deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled projected future taxable income and tax planning strategies in making this assessment. Based upon this analysis, management determined that a full valuation allowance was required at each year-end.

Major components of deferred tax assets and liabilities consist of the following at June 30, 2021 and June 30, 2020:

	2021	2020
Unused net operating loss carryforward	$1,156,000	$1,156,000
Less: valuation allowance	(1,156,000)	(1,156,000)
Deferred tax asset, net	$-	$-

For the six months ended June 30, 2021 and 2020, the Company has no current income tax expense or benefit.

F-11

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company engages Michelle Nihei Racing Stables LLC (“Nihei Stables”) to provide training services. Ms. Nihei is the spouse of the Company’s President.

The Company incurred the following expenses for the years ended June 30, 2021 and June 30, 2020:

	2021	2020
Nihei Stables – training	$208,500	$91,200

As of June 30, 2021, and 2020, the Company has no amounts payable to or receivable from any related party, except as discussed in Note 10.

NOTE 6 – LONG‑TERM ASSETS

Long-term assets consist of the following at June 30, 2021 and December 31,2020 as follows:

	2021	2020
Racehorses:
Acquisition cost	$632,190	$563,350
Accumulated depreciation	(194,160)	(174,788)
Net book value	$438,030	$388,562

Property and Equipment:
Acquisition cost	$249,472	$249,472
Accumulated depreciation	(68,325)	(42,989)
Net book value	$181,147	$206,483

Depreciation expense totaled $ 130,722 and $ 65,679 for the six months ended June 30, 2021 and June 30, 2020, respectively.

NOTE 7 – INVESTMENT IN STALLION SHARES

In November 2020, the Company invested $ 85,000 for a fractional interest for the stallion, Global Campaign. The amount was funded by an initial cash payment of $ 42,500 and the remaining was financed with a note due in November 2021. As a fractional owner, the Company is obligated to pay its proportionate share of expenses to maintain the stallion. Additionally, the Company is entitled to a proportionate share of profits.

F-12

NOTE 8 – LEASES

The Company maintained an operating lease for corporate offices and maintains a finance lease for use of their ranch. The Company is the lessee in a lease contract when it obtains the right to control the asset. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent our obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheets and are expensed on a straight-line basis over the lease term in the consolidated statements of operations.

The Company determines the lease term by assuming the exercise of renewal options that are reasonably certain. As most of the Company’s leases do not provide an implicit interest rate, the Company uses local incremental borrowing rates based on the information available at the commencement date in determining the present value of future payments. When the Company’s contracts contain lease and non‑lease components, it accounts for both components as a single lease component.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets, other current liabilities, and operating lease liabilities in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, and other long-term liabilities in its consolidated balance sheets.

Components and supplemental information for the six months ended June 30, 2021 and December 31, 2020 are as follows:

	2021	2020
Components of lease expense:
Operating lease cost	$-	$-

Finance lease cost
Amortization of right-of-use assets	$16,338	$32,676
Interest on lease liabilities	$54,145	$110,273

Supplemental cash flow information relating to leases:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$-	$-
Operating cash flows from finance leases	$54,145	$110,273
Financing cash flows from finance leases	$96,855	$98,927
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$-	$-
Finance leases	$2,960,922	$2,960,922
Remaining lease terms:
Finance leases	9 months	15 months
Weighted average discount rate:
Finance leases	4%	4%

F-13

Maturities of liabilities:
For the six months ending June 30,	Finance Leases	Operating Leases
2021	51,000	-
2022	2,670,500	-
Total lease payments	2,701,500	-
Less imputed interest	(59,303)	-
Total	$2,642,197	$-

NOTE 9 – NOTES PAYABLE

	2021	2020
Note payable to Kubota Credit Corp secured by a vehicle due in monthly installments of $231 interest free	$5,066	$6,447

Note payable to Kubota Credit Corp secured by a vehicle due in monthly installments of $333 interest free	13,965	15,961

Note payable to Marlin Bank secured by equipment due in monthly installments of $ 69 including interest of 18.32%	1,090	1,486

Note payable to U.S. Small Business Administration secured by substantially all of the assets of the Company due 12 months from the date of promissory note in monthly installments of $ 500 including interest of 3.75%.	102,300	102,300

Note payable to U.S. Small Business Administration s Paycheck Protection Program. Any portion not forgiven includes interest of 1.0%	-	6,951

Note payable to Winstar Farm LLC due in one installment of $ 42,500 on or before November 1, 2021 including interest of 4.0%, secured by the investment in stallion shares and personally guaranteed by the Company s President	42,500	42,500

Note payable to Huntington National Bank secured by a vehicle due in monthly installments of $882 including interest of 5.3%, personally guaranteed by the Company s President	47,674	51,635

Note payable to SE Toyota secured by a vehicle due in monthly installments of $918 including interest of 5.5%, personally guaranteed by the Company s President	35,862	40,870
	248,457	268,150

Less current maturities:	71,945	74,816
Total long-term maturities	$176,512	$193,334

Principal payments on notes payables are as follows:

2021	$55,123
2022	27,323
2023	26,131
2024	26,076
2025 and beyond	113,804
$248,457

Interest expense related to notes payable for the years ended June 30, 2021 and 2020 amounted to $ 6,977 and $ 1,129, respectively.

F-14

NOTE 10 – DUE TO SHAREHOLDER

The amounts due to shareholder are owed to the Company’s President. These represent unpaid salary and non-interest-bearing loans. The loans are considered long‑term and classified accordingly. The balances at June 30, 2021 and December 31, 2020 were $ 427,343 and $ 358,070, respectively.

NOTE 11 – SHARES OF STOCK

The Company is authorized to issue 250,000,000 shares (par value of $ 0.0001) which consists of 200,000,000 Class A common shares, 25,000,000 Class B common shares and 25,000,000 shares of preferred stock. The shares are issued to both accredited investors under Regulation D and sophisticated investors with access to information through a subscription agreement.

The balances at June 30, 2021 and December 31, 2020 as follows:

Class A common shares:

	2021	2020
Balance, beginning of year	48,195,443	43,298,793
Issued	626,825	4,896,650
Repurchased	-	-
Balance, end of period	48,822,268	48,195,443
Average shares outstanding	48,508,856	45,747,118
Earnings (loss) per share	$(0.04)	$(0.04)

The Company raised an additional $ 525,000 under Regulation D however has not issued any shares for this amount to date.

The Company has raised $ 141,433 at a share price of $2.25 through Crowdfunding efforts pursuant to Regulation CF, promulgated under the Securities Act of 1933, as amended.

The Company raised $ 1,973,950 at a unit price of $ 3.50 under Regulation A Tier 2 offering qualified by the Securities and Exchange Commission on March 10, 2021

There were 10,000,000 Class B common shares issued to the Company's President and no preferred shares issued and outstanding as at June 30, 2021 and December 31, 2020

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Legal Matters - Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its management.

NOTE 13 – CORONAVIRUS

In March 2020, the World Health Organization declared the coronavirus disease (COVID‐19) a global pandemic. This highly contagious disease has spread worldwide affecting workforces, customers, economies, and financial markets globally, potentially leading to an economic downturn. It has also disrupted the normal operations of many businesses. As governments and private sectors respond to this evolving threat, their actions, and restrictions they have or may impose, could further adversely impact business operations.

NOTE 14 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 24, 2021, the date the financial statements were available for issuance. Based on this evaluation, other than the disclosure below, no additional material events were identified which require adjustment or disclosure in the financial statements.

F-15

F-16

TROPICAL RACING, INC.

AND SUBSIDIARIES

 Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

F-17

TROPICAL RACING INC. AND SUBSIDIARIES

F-18

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Tropical Racing Inc.

Versailles, Kentucky 40383

We have audited the consolidated financial statements of Tropical Racing Inc. and Subsidiaries (the “Company“) which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

F-19

Emphasis-of-Matters

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Coronavirus

As discussed in Note 13, In March 2020, the World Health Organization declared the coronavirus disease (COVID‐19) a global pandemic. This highly contagious disease has spread worldwide affecting workforces, customers, economies and financial markets globally, potentially leading to an economic downturn. It has also disrupted the normal operations of many businesses. As governments and private sectors respond to this evolving threat, their actions and restrictions they have or may impose, could further adversely impact business operations.

Should any of these potential impacts continue for an extended period of time, the impact on the company could have a material adverse effect on its operations.   As these are subsequent events, these consolidated financial statements do not reflect such impact.

Friedman CPA Group

Certified Public Accountants

April 28, 2021

Plantation, Florida

F-20

TROPICAL RACING INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020, AND 2019

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$166,914	$94,901
Accounts receivable	16,209	-
Prepaid expenses	15,000	-
Total current assets	198,123	94,901

Property and equipment	206,483	116,620
Racehorses	388,562	162,041
Investment in stallion shares	85,000	-
Finance lease right-of-use assets	2,895,570	2,928,246
Total assets	$3,773,738	$3,301,808

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$307,269	$121,554
Current portion of notes payable	74,816	13,029
Current portion of finance lease liability	94,996	98,727
Total current liabilities	477,081	233,310

Notes payable	193,334	50,773
Finance lease liability	2,644,056	2,739,052
Due to shareholder	358,070	212,518
Total liabilities	3,672,541	3,235,653

Shareholders' Equity
Common stock and paid-in capital	5,077,965	3,401,737
Retained deficit	(4,976,768)	(3,335,582)
Total shareholders' equity	101,197	66,155
Total liabilities and shareholders' equity	$3,773,738	$3,301,808

F-21

TROPICAL RACING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
REVENUES
Purse winnings	$226,798	$76,625
Syndication fees	90,151	13,542
Total revenues	316,949	90,167

EXPENSES
Racehorses	859,245	632,584
Professional fees	528,172	425,163
Salaries and benefits	157,558	175,232
Ranch	120,161	116,768
Marketing and promotions	90,303	72,206
Depreciation	143,347	86,972
Interest	124,552	79,923
Travel and entertainment	39,383	55,071
General and administrative	49,382	40,265
Amortization of ROU asset - finance lease	32,676	32,676
Vehicles	8,754	6,368
Total expenses	2,153,533	1,723,228

Operating loss	(1,836,584)	(1,633,061)

Gain on sale of racehorses	184,930	2,745
Other income (loss)	10,468	(5,551)
Loss before income taxes	(1,641,186)	(1,635,867)
Income taxes	-	-
Net loss	(1,641,186)	(1,635,867)

Less: Net loss attributable to non-controlling interests	-	(5,115)
Net loss attributable to Tropical Racing, Inc.	$(1,641,186)	$(1,630,752)

F-22

TROPICAL RACING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Common stock
Balance, beginning of year	$4,330	$4,156
Common stock issued	489	174
Balance, end of year	4,819	4,330

Paid-in capital
Balance, beginning of year	3,397,407	1,751,588
Common stock issued	1,675,739	1,606,311
Derecognition of non-controlling interests	-	39,508
Balance, end of year	5,073,146	3,397,407

Retained deficit
Balance, beginning of year	(3,335,582)	(1,704,830)
Net loss	(1,641,186)	(1,630,752)
Balance, end of year	(4,976,768)	(3,335,582)

Non-controlling interests
Balance, beginning of year	-	44,623
Net loss	-	(5,115)
Derecognition of non-controlling interests	-	(39,508)
Balance, end of year	-	-

Total shareholders' equity	$101,197	$66,155

F-23

TROPICAL RACING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
OPERATING ACTIVITIES
Net loss	$(1,641,186)	$(1,635,867)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	176,023	119,648
Gain on disposal	(184,930)	(2,745)
Other	-	5,003
Changes in operating assets and liabilities:
Accounts receivable	(16,209)	84
Prepaid expenses	(15,000)	-
Accounts payable and accrued liabilities	185,715	82,259
Net cash used in operations	(1,495,587)	(1,431,621)

FINANCINGACTIVITIES
Proceeds from issuance of debt	224,077	63,802
Payments of principal of notes payable	(19,729)	-
Proceeds from shareholder loans	145,552	102,462
Payments of principal on finance lease liability	(98,727)	(123,143)
Issuance of common stock	1,676,228	1,606,485
Net cash provided by financing activities	1,927,401	1,649,606

INVESTINGACTIVITIES
Purchases of property and equipment	(127,045)	(118,698)
Purchases of racehorses	(436,385)	(160,179)
Investment in stallion shares	(85,000)	-
Proceeds from sales of racehorses	288,629	65,383
Net cash used in investing activities	(359,801)	(213,494)

Net increase in cash and cash equivalents	72,013	4,491

Cash and cash equivalents, beginning of year	94,901	90,410

Cash and cash equivalents, end of year	166,914	$94,901

F-24

TROPICAL RACING INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1 - NATURE OF OPERATIONS

Description of Organization and Business Operations

Tropical Racing, Inc. (the “Company”) was incorporated on March 31, 2017 in the State of Florida. The Company was authorized to do business in Kentucky on February 19, 2019. The Company is a horseracing‑based group ownership business that breeds and syndicates thoroughbred racehorses.  The Company has five subsidiaries:

1.

Tropical Racing, LLC (“TR LLC”) – TR LLC is a limited liability company organized under the laws of the State of Florida on July 6, 2017.TR LLC’s registered office is in the State of Florida. TR LLC was formed to acquire, maintain, train, and develop the thoroughbred racehorses for racing and to race, manage, lease, or dispose of the horses. On September 27, 2019, TR LLC was formally dissolved.

2.

Tropical Racing TRG2, LLC (“TRG2”) – TRG2 is a limited liability company organized under the State of Florida on July 6, 2017. TRG2’s registered office is in the State of Florida. TRG2 was formed to acquire, maintain, train, and develop the thoroughbred racehorses for racing and to race, manage, lease, or dispose of the horses. On September 27, 2019, TRG2 was formally dissolved.

3.

Tropical Racing TRG3, LLC (“TRG3”) – TRG3 is a limited liability company organized under the State of Florida on July 6, 2017. TRG3’s registered office is in the State of Florida. TRG3 was formed to acquire, maintain, train, and develop the thoroughbred racehorses for racing and to race, manage, lease, or dispose of the horses. On September 27, 2019, TRG3 was formally dissolved.

4.

Tropical Redtide LLC (“TR Redtide”) TR Redtide is a limited liability company organized under the State of Florida on February 22, 2018. TR Redtide’s registered office is in the State of Florida. TR Redtide was formed to acquire, maintain, train, and develop the thoroughbred racehorses for racing and to race, manage, lease, or dispose of the horses. On September 27, 2019, TR Redtide was formally dissolved.

5.

Circle 8 Ranch Corp. (“Circle 8”) – Circle 8 is a corporation organized under the State of Florida on February 28, 2019. Circle 8 was formed to manage racing activities of the Company’s horses. The entity is wholly owned by the Company.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since its inception and has sustained a net loss of $ 1,641,186  and $ 1,630,752 for the years ended December 31, 2020 and 2019, respectively.

F-25

The Company has financed its business activities through capital contributions from investors since inception and expects to continue to have access to ample capital financing going forward, however, no assurances can be made regarding the Company’s ability to do so.

The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the periods presented have been included.

Basis of Consolidation

The consolidated financial statements reflect the Company’s activities along with its  subsidiaries outlined in Note 1. The Company eliminates all material intercompany transactions and balances from its financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash deposits held with banks, and other highly liquid short-term interest-bearing securities with maturities at the date of purchase of three months or less. From time to time, the Company maintains balances with financial institutions in excess of federally insured limits.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Significant expenditures, which extend the useful lives of assets, are capitalized. The residual values and useful lives of property and equipment are reviewed by management, and adjusted as appropriate, at each balance sheet date.

The Company reviews the carrying value of thoroughbred assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. The factors considered by management in performing this assessment include current operating results, trends and prospects, the use of the property, and the effects of health, demand, competition, and other economic factors.

The estimated useful lives of the class of assets for the current and comparative periods are as follows:

Classification	Useful live
Vehicles	5 years
Equipment	7 years

F-26

Racehorses

Racehorses are recorded at cost. The cost of the thoroughbred racehorses includes the purchase price, sourcing fees and brokerage fees. Thoroughbred racehorse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A racehorse is treated as placed in service upon its acquisition by the Company.

Revenue Recognition

The Company adopted Topic 606 on January 1, 2018. Topic 606 requires an entity to perform a five‐step assessment for each contract with customers which includes identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price, and recognizing revenue when the performance obligations are satisfied.  Purse winnings represent revenues earned from winning thoroughbred races, and syndication fees represent revenues earned for monthly maintenance fees of syndicated horses.

Advertising

Advertising costs are expensed as they are incurred. These expenses totaled $ 55,100 and $ 35,019 for the years ended 2020 and 2019, respectively.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from Company estimates.

Risks and Uncertainties

Operational risk – The ability of the Company to generate net earnings and become profitable is based, in part, on its ability to win races. Failure to execute on its strategy to hire experienced trainers and purchase quality horses could have a material adverse effect on the financial condition of the Company.

Concentration risk – The Company’s main sources of income are purse winnings and syndication fees. If the market for horse racing declines, the Company may be unable to return positive results or attract additional sources of capital to continue its operations.

COVID 19 risk – The ongoing COVID-19 pandemic has caused a broad impact globally. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to access or predict, the pandemic and any resulting recession or economic slowdown could reduce the Company’s ability to generate net income.

F-27

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issues updates to amend the authoritative literature in ASC. There have been several updates to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable or (iv) are not expected to have a significant impact on the financial statements, except those disclosed below.

NOTE 3 – REVENUE RECOGNITION

Disaggregation of Revenues

In the following table, revenues are disaggregated by timing of satisfaction of performance obligations for the periods ended December 31:

	2020	2019

Performance obligations satisfied at a point in time	$316,949	$90,167
Performance obligations satisfied over time	-	-
Total Revenues	$316,949	$90,167

Revenues from performance obligations satisfied at a point in time consist of purse winnings and syndication fees. The Company does not have revenues from performance obligations satisfied over time.

Contract Balances

As of December 31, 2020 and 2019, there were no contract assets or liabilities related to the timing of revenue transactions.

Performance Obligations

For purse winnings, the Company determined that there is one performance obligation, and revenues are recognized at the point in time when the service has been delivered and the performance obligation has been met which is generally determined at the completion of each race.

NOTE 4 – INCOME TAXES

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

F-28

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

In assessing its ability to realize its deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled projected future taxable income and tax planning strategies in making this assessment. Based upon this analysis, management determined that a full valuation allowance was required at each year-end.

Major components of deferred tax assets and liabilities consist of the following at December 31, 2020 and 2019:

	2020	2019
Unused net operating loss carryforward	$1,156,000	$896,000
Less: valuation allowance	(1,156,000)	(896,000)
Deferred tax asset, net	$-	$-

For the years ended December 31, 2020 and 2019, the Company has no current income tax expense or benefit.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company engages Michelle Nihei Racing Stables LLC (“Nihei Stables”) to provide training services. Ms. Nihei is the spouse of the Company’s President.

The Company incurred the following expenses for the years ended December 31, 2020 and 2019:

	2020	2019
Nihei Stables – training	$283,437	$252,514

As of December 31, 2020, and 2019, the Company has no amounts payable to or receivable from any related party, except as discussed in Note 10.

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NOTE 6 – LONG‑TERM ASSETS

Long-term assets consist of the following at December 31, 2020 and 2019 as follows:

	2020	2019
Racehorses:
Acquisition cost	$563,350	$249,411
Accumulated depreciation	(174,788)	(87,370)
Net book value	$388,562	$162,041

Property and Equipment:
Acquisition cost	$249,472	$123,950
Accumulated depreciation	(42,989)	(7,330)
Net book value	$206,483	$116,620

Depreciation expense totaled $ 143,347 and $ 86,972 for the years ended December 31, 2020 and 2019, respectively.

NOTE 7 – INVESTMENT IN STALLION SHARES

In November 2020, the Company invested $ 85,000 for a fractional interest for the stallion, Global Campaign. The amount was funded by an initial cash payment of $ 42,500 and the remaining was financed with a note due in November 2021. As a fractional owner, the Company is obligated to pay its proportionate share of expenses to maintain the stallion. Additionally, the Company is entitled to a proportionate share of profits.

NOTE 8 – LEASES

The Company maintained an operating lease for corporate offices and maintains a finance lease for use of their ranch. The Company is the lessee in a lease contract when it obtains the right to control the asset. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent our obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheets and are expensed on a straight-line basis over the lease term in the consolidated statements of operations.

The Company determines the lease term by assuming the exercise of renewal options that are reasonably certain. As most of the Company’s leases do not provide an implicit interest rate, the Company uses local incremental borrowing rates based on the information available at the commencement date in determining the present value of future payments. When the Company’s contracts contain lease and non‑lease components, it accounts for both components as a single lease component.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets, other current liabilities, and operating lease liabilities in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, and other long-term liabilities in its consolidated balance sheets.

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Components and supplemental information for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Components of lease expense:
Operating lease cost	$-	$21,150

Finance lease cost
Amortization of right-of-use assets	$32,676	$32,676
Interest on lease liabilities	$110,273	$75,857

Supplemental cash flow information relating to leases:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$-	$21,150
Operating cash flows from finance leases	$110,273	$75,857
Financing cash flows from finance leases	$98,927	$123,143
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$-	$-
Finance leases	$2,960,922	$2,960,922
Remaining lease terms:
Finance leases	15 months	27 months

Weighted average discount rate:
Finance leases	4%	4%

Maturities of liabilities:
For the years ending December 31,	Finance Leases	Operating Leases
2021	202,000	-
2022	2,670,500	-
2023	-	-
2024	-	-
2025	-	-
Total lease payments	2,872,500	-
Less imputed interest	(133,448)	-
Total	$2,739,052	$-

F-31

NOTE 9 – NOTES PAYABLE

	2020	2019
Note payable to Kubota Credit Corp secured by a vehicle due in monthly installments of $231 including interest of 0%	$6,447	$9,123
Note payable to Kubota Credit Corp secured by a vehicle due in monthly installments of $333 including interest of 0%	15,961	-
Note payable to Marlin Bank secured by equipment due in monthly installments of $ 69 including interest of 18.32%	1,486	4,167
Note payable to U.S. Small Business Administration secured by substantially all of the assets of the Company due 12 months from the date of promissory note in monthly installments of $ 500 including interest of 3.75%.	102,300	-
Note payable to U.S. Small Business Administration's Paycheck Protection Program. Any portion not forgiven includes interest of 1.0%	6,951	-
Note payable to Winstar Farm LLC due in one installment of $ 42,500 on or before November 1, 2021 including interest of 4.0%, secured by the investment in stallion shares and personally guaranteed by the Company's President	42,500	-
Note payable to Huntington National Bank secured by a vehicle due in monthly installments of $ 882 including interest of 5.3%, personally guaranteed by the Company's President	51,635	-
Note payable to SE Toyota secured by a vehicle due in monthly installments of $ 918 including interest of 5.5%, personally guaranteed by the Company's President	40,870	50,512
	268,150	63,802
Less current maturities:	74,816	13,029
Total long-term maturities	$193,334	$50,773

Principal payments on notes payables are as follows:

2021	$74,816
2022	27,323
2023	26,131
2024	26,076
2025 and beyond	113,804
$268,150

Interest expense related to notes payable for the years ended December 31, 2020 and 2019 amounted to $ 13,779 and $ 4,066, respectively.

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NOTE 10 – DUE TO SHAREHOLDER

The amounts due to shareholder are owed to the Company’s President. These represent unpaid salary and non-interest-bearing loans. The loans are considered long‑term and classified accordingly. The balances at December 31, 2020 and 2019 were $ 358,070  and $ 212,518, respectively.

NOTE 11 – SHARES OF STOCK

The Company is authorized to issue 250,000,000 shares (par value of $ 0.0001) which consists of 200,000,000 Class A common shares, 25,000,000 Class B common shares and 25,000,000 shares of preferred stock. The shares are issued to both accredited investors under Regulation D and sophisticated investors with access to information through a subscription agreement.

The balances at December 31, 2020 and 2019 as follows:

Class A common shares:

	2020	2019
Balance, beginning of year	43,298,793	41,554,593
Issued	4,896,650	1,774,200
Repurchased	-	-
Balance, end of year	48,195,443	43,298,793
Average shares outstanding	45,747,118	42,426,693
Earnings (loss) per share	$(0.04)	$(0.04)

There were 10,000,000 Class B common shares issued to the Company's President and no preferred shares issued and outstanding as at December 31, 2020 and 2019.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Legal Matters - Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its management.

NOTE 13 – CORONAVIRUS

In March 2020, the World Health Organization declared the coronavirus disease (COVID‐19) a global pandemic. This highly contagious disease has spread worldwide affecting workforces, customers, economies, and financial markets globally, potentially leading to an economic downturn. It has also disrupted the normal operations of many businesses. As governments and private sectors respond to this evolving threat, their actions, and restrictions they have or may impose, could further adversely impact business operations.

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NOTE 14 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 28, 2021, the date the financial statements were available for issuance. Based on this evaluation, other than the disclosure below, no additional material events were identified which require adjustment or disclosure in the financial statements.

The Company received approval on its Regulation A Offering Circular on March 10, 2021 by the Securities and Exchange Commission. Additionally, during 2021, the Company raised $ 642,432 in capital to continue funding operations consisting of $ 500,000 from an existing shareholder under a Regulation D agreement and $ 142,432 from a crowdfunding offering with Republic, an online crowdfunding platform.

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PART III – EXHIBITS

Exhibit No.	Description

EX1A-2.1#	Amended and Restated Articles of Incorporation of Tropical Racing, Inc.

EX1A-2.3#	Bylaws of Tropical Racing, Inc.

EX1A-4.1#	Form of Subscription Agreement

EX1A-4.2#	Form of Warrant

EX1A-4.3#	Form of 2020 Bridge Offering Subscription Agreement

EX1A-6.1#	2020 Equity Incentive Plan of Tropical Racing, Inc.

EX1A-6.2#	Employment Agreement, dated January 1, 2018, between Tropical Racing, Inc. and Troy Levy

EX1A-6.3#	Engagement Agreement, dated August 13, 2020, between Tropical Racing, Inc. and Sunny Sharma

EX1A-6.4#	Broker Dealer Agreement, dated August 28, 2020, between Tropical Racing, Inc. and Dalmore Group, LLC

EX1A-6.5#	Purchase Option Agreement, dated March 15, 2019, between Tropical Racing, Inc. and Grassy Springs Farm, LLC

EX1A-6.6#	SBA Loan #64991967906, dated March 16, 2020, between Tropical Racing, Inc. and the Small Business Administration

EX1A-6.7#	SBA Loan #7175647906, dated June 17, 2020, between Circle 8 Ranch and the Small Business Administration

EX1A-6.8#	Paycheck Protection Program Promissory Note and Agreement, dated June 19, 2020, between Tropical Racing, Inc. and Wells Fargo

EX1A 6.9†	Amended and Restated Employment Agreement, dated February 22, 2022, between Tropical Racing, Inc. and Troy Levy

EX1A 6.10†	Series Seed Preferred Stock Purchase Agreement, dated October 21, 2021, between Tropical Racing, Inc. and Game of Silks, Inc.

EX1A-10.1#	Power of Attorney (included on signature page)

EX1A-11.1†	Consent of Independent Auditor

EX1A-12.1†	Opinion of Legal Counsel

† Filed herewith.

# Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Versailles, State of Kentucky, on March 11, 2022.

Tropical Racing, Inc.

By:	/s/ Troy Levy
Name: Troy Levy
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Troy Levy, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Troy Levy	Date: March 11, 2022
Name: Troy Levy Title: President, Chief Executive Officer and Director

/s/ Sunny Sharma	Date: March 11, 2022
Name: Sunny Sharma Title: Interim Chief Financial Officer

/s/ Troy Levy as Attorney-in-Fact	Date: March 11, 2022
Name: Ronald Kapphahn Title: Director

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